Exhibit 10.1

DIGIMARC LLC

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT

Dated as of ________, 2026

THE LIMITED LIABILITY COMPANY MEMBERSHIP INTERESTS OF DIGIMARC LLC (“UNITS”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (A) THE SECURITIES ACT, (B) ANY APPLICABLE STATE SECURITIES LAWS, (C) ANY OTHER APPLICABLE SECURITIES LAWS, AND (D) THE TERMS AND CONDITIONS OF THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT.

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT
OF
DIGIMARC LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the “Agreement”) of Digimarc LLC (the “ Company”) shall be effective as of this __ day of _______, 2026, and is entered into by Digimarc Corporation, an Oregon corporation (“DMRC” or the “Managing Member,” and together with the Persons whose names are set forth on Exhibit A attached hereto the “ Members”), and Digimarc LLC, an Oregon limited liability company.

RECITALS

WHEREAS, Digimarc Corporation, an Oregon corporation (“Old DMRC”), [HoldCo], an Oregon corporation (“Holdings”) and [Merger Sub], an Oregon corporation (“Merger Sub”) effected a reorganization of Old DMRC into a holding company structure (the “Reorganization”) by means of the Merger (as defined below), followed by the Conversion (as defined below), pursuant to which Old DMRC became a wholly owned subsidiary of Holdings and shareholders of Old DMRC exchanged their securities of Old DMRC for securities of Holdings; and

WHEREAS, to facilitate the Reorganization, Merger Sub merged with and into Old DMRC (the “Merger”) pursuant to Section 60.487 of the Oregon Revised Statutes; and

WHEREAS, following the Reorganization, Holdings was renamed DMRC; and

WHEREAS, Old DMRC, on the day following the Merger, converted from an Oregon corporation to an Oregon limited liability company (the “Conversion”); and

WHEREAS, upon the Conversion, Old DMRC was renamed the Company; and

WHEREAS, concurrent with the effectiveness of this Agreement, certain LTIP Units and Performance LTIP Units (each as defined in this Agreement) were granted to an executive of DMRC (the “Grant”); and

WHEREAS, upon the Grant, the Company became a partnership for federal income tax purposes (and relevant state and local income tax purposes) and was deemed to contribute all of its assets and liabilities to a new tax partnership in exchange for ________Common Units and 10,000 Series A Preferred Units (each as defined in this Agreement) in the Company; and

WHEREAS, the Members desire to enter into this Agreement to provide for the regulation of the affairs and the conduct of the business of the Company on the terms set forth in this Agreement.

ARTICLE I
THE LIMITED LIABILITY COMPANY

1.1    Definitions. Capitalized terms used herein shall have the meanings assigned to such terms in Exhibit A hereto.

1.2    Formation. The Company was formed as a limited liability company under and pursuant to the provisions of the Oregon Limited Liability Company Act, ORS Chapter 63, as amended from time to time (the “Act”) by the execution, delivery and filing of Articles of Organization described in ORS 63.047 (the "Articles of Organization”) with the Office of the Secretary of State of Oregon. The rights and liabilities of the Members shall be as provided under the Act, the Articles of Organization and this Agreement.

1.3    Name. The name of the Company shall be “Digimarc LLC” and its business shall be carried on in such name with such variations and changes as the Managing Member (as hereinafter defined) shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company’s operations are conducted.

1.4    Purpose; Powers.

(a)    The purposes of the Company are (i) to conduct or promote any lawful business, purpose or activity permitted for a limited liability company of the State of Oregon under the Act, (ii) subject to clause (i), to make such investments and engage in such activities as the Managing Member may approve, and (iii) to engage in any and all activities related or incidental to the purposes set forth in clauses (i) and (ii); provided, however, that, except if the Managing Member determines otherwise, such activities shall be limited to and conducted in such a manner as to not cause the Company to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes.

(b)    The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company set forth in this Section 1.4 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Managing Member pursuant to Article III hereof.

1.5    Term. Except if the Company is sooner dissolved as provided herein, the term of the Company shall commence on the date of filing of the Articles of Organization and shall continue in full force and effect until the Company is dissolved and liquidated pursuant to the terms and conditions of Article VII and Article VIII of this Agreement.

1.6    Principal Business Office. The principal business office of the Company shall be located at c/o Digimarc Corporation, 8500 SW Creekside Place, Beaverton, Oregon 97008 or at such other location as may hereafter be determined by the Managing Member. The Company may maintain such other offices at such other places as the Managing Member deems advisable.

1.7    Registered Office. The address of the registered office of the Company in the State of Oregon is c/o Corporation Service Company, 285 Liberty Street, NE, Salem, Oregon 97301. At any time, the Managing Member may designate another registered office for the Company.

1.8    Registered Agent. The name of the registered agent of the Company for service of process on the Company in the State of Oregon is Corporation Service Company. At any time, the Managing Member may designate another registered agent for the Company.

1.9    Title to Company Property. Legal title to all property of the Company shall be held and vested and conveyed in the name of the Company and no real or other property of the Company shall be deemed to be owned by the Members individually. The membership Units of the Members shall constitute personal property.

1.10    Fiscal Year. The fiscal year of the Company (the “Fiscal Year”) for financial statement purposes shall be fixed by the Managing Member.

1.11    Power of Attorney. Each Member by execution of this Agreement, directly or through execution by power of attorney or other consent, irrevocably appoints the Managing Member its true and lawful attorney- in-fact, who may act for each Member and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates and instruments, including without limitation, any and all amendments and restatements of this Agreement as may be deemed necessary or desirable by the Managing Member to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Member, or the Transfer by the Member of any part or all of its Membership Interest.

ARTICLE II
THE MEMBERS

2.1    The Members. As of the effective date of this Agreement, the Company shall have four classes of Units entitled “Common Units,” “Series A Preferred Units,” “LTIP Units,” and “Performance LTIP Units” which shall be issued to the Members in the amounts set forth opposite such Member’s name on Schedule A hereto. As of the date hereof, the Members (including the Common Members) are those listed on Schedule A attached hereto, which includes the addresses of such Members and the Units owned by each of them. The Units issued to the Members shall represent valid Membership Interests in the Company. The Units are subject to the restrictions on Transfer set forth in Article X and, except as set forth in a written agreement between the Managing Member or the Company and a Member with respect to Units held by such Member, no Members will have registration rights with respect to their Units.

2.2    Admission of New Members. New members shall be admitted only upon approval of the Managing Member, subject in all cases to Section 3.2, Article X and the other terms and conditions of this Agreement, and upon execution of a counterpart signature page to this Agreement. The Managing Member shall have the authority to amend and update Schedule A from time to time to reflect changes in the Members.

2.3    Liability of Members. All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member. The failure of the Company to observe the usual limited liability company formalities or requirements relating to the exercise of its limited liability company powers or management of its business is not a ground for imposing personal liability on the Members for liabilities of the Company. If, notwithstanding the terms of this Agreement, it is determined under applicable Law that any Member has received a distribution which is required to be returned to or for the account of the Company or Company creditors, then the obligation under applicable Law of any Member to return all or part of a distribution made to such Member shall be the obligation of such Member and not of any other Member. To the fullest extent permitted by Law, no Member shall have any fiduciary duty, or any other duty or liability (except as expressly provided herein), to the Company or any other Member; provided, however that each Member shall be subject to those duties, and only those duties, set forth in ORS 63.155 to the extent, and only to the extent, that such duties may not be waived.

ARTICLE III
MANAGEMENT BY THE MANAGING MEMBER; COMPANY OBLIGATIONS

3.1    Managing Member. The management of the Company is fully reserved to the Managing Member, who is DMRC. Subject to Section 3.2 hereof, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managing Member, who shall make all decisions and take all actions for the Company. Decisions or actions taken by the Managing Member in accordance with this Agreement shall constitute decisions or actions by the Company and shall be binding on the Company. Except as expressly provided for herein, including Section 3.2 hereof, the Members (other than the Managing Member) shall not participate in, or take part in the control of, the business of the Company, and shall have no right or authority to act for or bind the Company.

3.2    Officers and Related Persons. The Managing Member shall have the authority to (i) appoint and terminate officers of the Company, including, but not limited to, a chief executive officer, a president, one or more chief investment officers, a chief financial officer, one or more vice presidents (each of whom may be designated as an executive vice president, a senior vice president or a vice president with a particular area of responsibility), a treasurer, one or more assistant treasurers, a secretary and one or more assistant secretaries, each of which shall have such rights, powers and authority as the Managing Member may, in its sole discretion, from time to time delegate to any such officer, and (ii) retain and terminate employees, agents and consultants of the Company and to delegate such duties to any such officers, employees, agents and consultants as the Managing Member deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties.

3.3    Company Obligations.

(a)    Except as provided in this Section 3.3 and elsewhere in this Agreement (including the provisions of Articles V and IX hereof regarding distributions, payments and allocations to which it may be entitled), the Managing Member shall not be compensated for its services as Managing Member of the Company.

(b)    All Administrative Expenses shall be obligations of the Company, and the Managing Member shall be entitled to reimbursement by the Company for any expenditure (including Administrative Expenses) incurred by it that has been made other than out of the funds of the Company. All reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Company incurred on its behalf, and not as expenses of the Managing Member.

ARTICLE IV
CAPITAL CONTRIBUTIONS AND ACCOUNTS

4.1    Capital Contributions. Each Member has made or is deemed to have made a capital contribution to the Company in exchange for the Units set forth opposite such Member’s name on Schedule A hereto, as it may be amended or restated from time to time by the Managing Member to the extent necessary to reflect accurately sales, exchanges or other Transfers, redemptions, Capital Contributions, the issuance of additional Units or similar events having an effect on a Member’s ownership of Units.

4.2    Additional Capital Contributions and Issuances of Additional Units. Except as provided in this Section 4.2 or in Section 4.3 hereof, the Members shall have no right or obligation to make any additional Capital Contributions or loans to the Company. The Managing Member may contribute additional capital to the Company, from time to time, and receive additional Membership Interests, in the form of Units, in respect thereof, in the manner contemplated in this Section 4.2.

(a)    Issuances of Additional Units.

(i)    General. As of the effective date of this Agreement, the Company shall have four classes of Units, entitled “Common Units,” Series A Preferred Units, “LTIP Units,” and “Performance LTIP Units.” The Managing Member is hereby authorized to cause the Company to issue such additional Membership Interests, in the form of Units, for any Company purpose at any time or from time to time to the Members (including the Managing Member) or to other Persons for such consideration and on such terms and conditions as shall be established by the Managing Member in its sole and absolute discretion, all without the approval of any other Members. The Managing Member’s determination that consideration is adequate shall be conclusive insofar as the adequacy of consideration relates to whether the Units are validly issued and fully paid. Any additional Units issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the then-outstanding Units held by the Members, all as shall be determined by the Managing Member in its sole and absolute discretion and without the approval of any other Member, subject to Oregon law that cannot be preempted by the terms hereof and as set forth in a written document hereafter attached to and made an exhibit to this Agreement (each, a “Unit Designation”), including, without limitation, (i) the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of Units; (ii) the right of each such class or series of Units to share in the Company’s distributions; and (iii) the rights of each such class or series of Units upon dissolution and liquidation of the Company; provided, that no additional Units shall be issued to the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) unless:

(1)    (A) the additional Units are issued in connection with an issuance of DMRC Shares or other membership interests of, or other interests in, DMRC, which DMRC Shares, membership interests or other interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Units issued to the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) by the Company in accordance with this Section 4.2(a)(i)(1) and (B) the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) shall make a Capital Contribution to the Company in an amount equal to the cash consideration, if any, received by the Managing Member from the issuance of such DMRC Shares, membership interests or other interests in the Managing Member;

(2)    the additional Units are issued in connection with an issuance of DMRC Shares or other membership interests of, or other interests in, DMRC pursuant to a distribution declared by DMRC, which DMRC Shares, membership interests or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Units issued to the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) by the Company in accordance with this Section 4.2(a)(i)(2), provided that (A) if the Managing Member allows the holders of its DMRC Shares to elect whether to receive such distribution in DMRC Shares or other membership interests of, or other interests in the Managing Member or cash, the Company will give the other Members (excluding the Managing Member or any direct or indirect Subsidiary of the Managing Member) the same election to elect to receive (I) Units or cash or, (II) at the election of the Managing Member, DMRC Shares, membership interests or other interests in the Managing Member or cash, and (B) if the Company issues additional Units pursuant to this Section 4.2(a)(i)(2), then an amount of income equal to the value of the Units received will be allocated to those holders of Common Units that elect to receive additional Units;

(3)    the additional Units are issued in exchange for property owned by the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) with a fair market value, as determined by the Managing Member, in good faith, equal to the value of the Units; or

(4)    the additional Units are issued to all Members in proportion to their respective Percentage Interests.

Without limiting the foregoing, the Managing Member is expressly authorized to cause the Company to issue Units for less than fair market value, so long as the Managing Member concludes in good faith that such issuance is in the best interests of the Managing Member and the Company. Upon the issuance of any additional Units, the Managing Member shall amend Schedule A as appropriate to reflect such issuance.

(ii)    Upon Issuance of Additional Securities. The Managing Member shall not issue any Additional Securities (other than DMRC Shares issued in connection with an exchange pursuant to Section 11.1 hereof or DMRC Shares or other membership interests of or other interests in the Managing Member issued in connection with a distribution as described in Section 4.2(a)(i)(2) hereof) or engage in any transaction that would cause an adjustment to the Conversion Factor or Rights other than to all holders of DMRC Shares, Preferred Shares, Junior Shares or New Securities, as the case may be, unless (A) the Managing Member shall cause the Company to issue to the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) Units or Rights having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the Managing Member, (or any direct or indirect wholly owned Subsidiary of the Managing Member) contributes the proceeds, if any, from the issuance of such Additional Securities and from any exercise of Rights contained in such Additional Securities to the Company; provided, that the Managing Member is allowed to issue Additional Securities in connection with an acquisition of property to be held directly by the Managing Member, but if and only if such direct acquisition and issuance of Additional Securities have been approved by a majority of the Independent Directors. Without limiting the foregoing, the Managing Member is expressly authorized to issue Additional Securities for less than fair market value, and the Managing Member is authorized to cause the Company to issue to the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) corresponding Units, so long as (x) the Managing Member concludes in good faith that such issuance is in the best interests of the Managing Member and the Company and (y) the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) contributes all proceeds, if any, from such issuance to the Company, including without limitation, the issuance of DMRC Shares and corresponding Units pursuant to (1) a share purchase or distribution reinvestment plan providing for purchases of DMRC Shares at a discount from fair market value or (2) share awards and options that have an exercise price that is less than the fair market value of the DMRC Shares, either at the time of issuance or at the time of exercise, and restricted or other share awards approved by the Board of Directors. For example, in the event the Managing Member issues DMRC Shares for a cash purchase price and the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) contributes all of the proceeds of such issuance to the Company as required hereunder, the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) shall be issued a number of additional Units equal to the product of (A) the number of such DMRC Shares issued by the Managing Member, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution.

(b)    Certain Contributions of Proceeds of Issuance of DMRC Shares. In connection with any and all issuances of DMRC Shares, the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) shall make Capital Contributions to the Company of the proceeds therefrom (if any), provided that if the proceeds actually received and contributed by the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) are less than the gross proceeds of such issuance as a result of any underwriter’s discount, commissions, placement fees or other expenses paid or incurred in connection with such issuance, then the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) shall be deemed to have made a Capital Contribution to the Company in the amount equal to the sum of the net proceeds of such issuance plus the amount of such underwriter’s discount, commissions, placement fees or other expenses paid by the Managing Member, and the Company shall be deemed simultaneously to have reimbursed such discount, commissions, placement fees and expenses as an Administrative Expense for the benefit of the Company for purposes of Section 3.3 hereof.

(c)    Repurchases of DMRC Securities. If the Managing Member shall repurchase shares of any class or series of its membership interest, the purchase price thereof and all costs incurred in connection with such repurchase shall be reimbursed to the Managing Member by the Company pursuant to Section 3.3 hereof and the Managing Member shall cause the Company to redeem an equivalent number of Units of the appropriate class or series held by the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) (which, in the case of DMRC Shares, shall be a number equal to the quotient of the number of such DMRC Shares divided by the Conversion Factor).

4.3    Additional Funding.

(a)    If the Managing Member determines that it is in the best interests of the Company to provide for additional Company funds (“Additional Funds”) for any Company purpose, the Managing Member may (i) cause the Company to obtain such funds from outside borrowings, or (ii) elect to have the Managing Member or any of its Affiliates provide such Additional Funds to the Company through loans or otherwise.

4.4    LTIP Units.

(a)    Issuance of LTIP Units. Notwithstanding anything contained herein to the contrary, the Managing Member may from time to time issue LTIP Units to Persons who provide services to or for the benefit of the Company or the Managing Member for such consideration as the Managing Member may determine to be appropriate, and admit such Persons as Members. Subject to the following provisions of this Section 4.4 and the special provisions of Sections 4.5 and 5.1(g) hereof, LTIP Units shall be treated as Common Units, with all of the rights, privileges and obligations attendant thereto, provided, however, that the LTIP Units shall have no voting rights other than those provided in Section 4.4(d) hereof. For purposes of computing the Members’ Percentage Interests, holders of LTIP Units shall be treated as Common Unit holders and LTIP Units shall be treated as Common Units. In particular, the Company shall maintain at all times a one-to-one correspondence between LTIP Units and Common Units for conversion, distribution and other purposes, including, without limitation, complying with the following procedures:

(i)    If an Adjustment Event (as defined below) occurs, then the Managing Member shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between Common Units and LTIP Units. The following shall be “Adjustment Events”: (A) the Company makes a distribution on all outstanding Common Units in the form of Units, (B) the Company subdivides the outstanding Common Units into a greater number of units or combines the outstanding Common Units into a smaller number of units, or (C) the Company issues any Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Units in a financing, reorganization, acquisition or other similar business Common Unit Transaction, (y) the issuance of Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan or (z) the issuance of any Units to the Managing Member in respect of a capital contribution to the Company of proceeds from the sale of Additional Securities by Managing Member. If the Company takes an action affecting the Common Units other than actions specifically described above as “Adjustment Events” and in the opinion of the Managing Member such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the Managing Member shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by any Incentive Plan and Vesting Agreement, in such manner and at such time as the Managing Member, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units, as herein provided, the Company shall promptly file in the books and records of the Company an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Company shall deliver a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment; provided that the failure to deliver such notice shall not invalidate the adjustment or the authority granted hereunder, and

(ii)    The LTIP Unitholders shall, when, as and if authorized and declared by the Managing Member out of assets legally available for that purpose, be entitled to receive distributions in an amount per LTIP Unit equal to the distributions per Common Unit (the “Common Unit Distribution”), paid to holders of Common Units on such Company Record Date established by the Managing Member with respect to such distribution. So long as any LTIP Units are outstanding, no distributions (whether in cash or in kind) shall be authorized, declared or paid on Common Units, unless equal distributions have been or contemporaneously are authorized, declared and paid on the LTIP Units; provided that the distributions of assets on liquidation, dissolution or winding up shall be made solely in accordance with the Members’ positive Capital Account balances as provided in Section 5.6(a) hereof.

(b)    Priority. Subject to the provisions of this Section 4.04, the special provisions of Section 4.5 and Section 5.1(g) hereof and any Vesting Agreement, the LTIP Units shall rank pari passu with the Common Units as to the payment of regular and special periodic or other distributions; provided that distributions of assets on liquidation, dissolution or winding up shall be made solely in accordance with the Members’ positive Capital Account balances as provided in Section 5.6(a). As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Units which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Common Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the LTIP Units; provided that distributions of assets on liquidation, dissolution or winding up shall be made solely in accordance with the Members’ positive Capital Account balances as provided in Section 5.06(a). Subject to the terms of any Vesting Agreement, an LTIP Unitholder shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Common Units are entitled to transfer their Common Units pursuant to Article IX.

(c)    Special Provisions. LTIP Units shall be subject to the following special provisions:

(i)    Vesting Agreements. LTIP Units may, in the sole discretion of the Managing Member, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a Vesting Agreement. The terms of any Vesting Agreement may be modified by the Managing Member from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Incentive Plan, if applicable. LTIP Units that have vested under the terms of a Vesting Agreement are referred to as “Vested LTIP Units”; all other LTIP Units shall be treated as “Unvested LTIP Units.” Upon grant, the grantee of any LTIP Unit shall be treated as a Member for all purposes, provided, however, that the LTIP Units shall have no voting rights other than those provided in Section 4.4(d) hereof. The Members acknowledge that the liquidation value of each LTIP Unit shall be zero upon grant, the amount equal to the zero Capital Account balance of such LTIP Unit upon grant, for all purposes.

(ii)    Forfeiture. Unless otherwise specified in the Vesting Agreement or in any applicable compensatory plan, program or arrangement pursuant to which LTIP Units are issued, upon the occurrence of any event specified in a Vesting Agreement, plan, program or arrangement as resulting in either the right of the Company or the Managing Member to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Company or the Managing Member exercises such right to repurchase or forfeiture or upon the occurrence of the event causing forfeiture in accordance with the applicable Vesting Agreement, plan, program or arrangement, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Vesting Agreement, plan, program or arrangement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Company Record Date prior to the effective date of the forfeiture. In connection with any repurchase or forfeiture of LTIP Units, the balance of the portion of the Capital Account of the LTIP Unitholder that is attributable to all of such LTIP Unitholder’s LTIP Units shall be reduced by the amount, if any, by which it exceeds the Target Balance contemplated by Section 5.1(g), calculated with respect to the LTIP Unitholder’s remaining LTIP Units, if any.

(iii)    Allocations. LTIP Unitholders shall be entitled to certain special allocations of gain under Section 5.1(g) hereof.

(iv)    Redemption. The Redemption Right provided to Members under Section 11.1 hereof shall not apply with respect to LTIP Units unless and until they are converted to Common Units as provided in clause (v) below and Section 4.5 hereof.

(v)    Conversion to Common Units. Vested LTIP Units are eligible to be converted into Common Units in accordance with Section 4.5 hereof.

(vi)    Tax Treatment. The Members intend that the LTIP Units shall be classified as “profits interests” within the meaning of IRS Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993), as clarified by IRS Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001), and the provisions of this Agreement shall be interpreted in a manner consistent with this intent.

(d)    Voting. LTIP Unitholders shall have no voting rights other than the voting rights that are expressly set forth in this Section 4.4(d). So long as any LTIP Units remain outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the LTIP Units (Vested LTIP Units and Unvested LTIP Units) outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to LTIP Units so as to materially and adversely affect (as determined in good faith by the Managing Member) any right, privilege or voting power of the LTIP Units or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights and privileges and of the holders of Common Units; but subject, in any event, to the following provisions:

(i)    With respect to any Common Unit Transaction, so long as the LTIP Units are treated in accordance with Section 4.5(f) hereof, the consummation of such Common Unit Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; and

(ii)    Any creation or issuance of any Units or of any class or series of Membership Interest including without limitation additional Common Units or LTIP Units, whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted into Common Units.

4.5    Conversion of LTIP Units.

(a)    Subject to the provisions of this Section 4.5, an LTIP Unitholder shall have the right (the “Conversion Right”), at such holder’s option, at any time to convert all or a portion of such holder’s Vested LTIP Units into Common Units; provided that a holder may not exercise the Conversion Right for less than 1,000 Vested LTIP Units or, if such holder holds less than 1,000 Vested LTIP Units, all of the Vested LTIP Units held by such holder. LTIP Unitholders shall not have the right to convert Unvested LTIP Units into Common Units until they become Vested LTIP Units; provided that when an LTIP Unitholder is notified of the expected occurrence of an event that will cause such LTIP Unitholder’s Unvested LTIP Units to become Vested LTIP Units, such LTIP Unitholder may give the Company a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the LTIP Unitholder, shall be accepted by the Company subject to such condition. The Managing Member shall have the right at any time to cause a conversion of Vested LTIP Units into Common Units. In all cases, the conversion of any LTIP Units into Common Units shall be subject to the conditions and procedures set forth in this Section 4.5.

(b)    A holder of Vested LTIP Units may convert such LTIP Units into an equal number of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to Section 4.4 hereof. Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such Member, to the extent attributable to its ownership of LTIP Units, divided by (y) the Common Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”).

In order to exercise the Conversion Right, an LTIP Unitholder shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit D hereto to the Company (with a copy to the Managing Member) not less than ten nor more than 60 days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided that if the Managing Member has not given to the LTIP Unitholders notice of a proposed or upcoming Common Unit Transaction at least 30 days prior to the effective date of such Common Unit Transaction, then LTIP Unitholders shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth day after such notice from the Managing Member of a Common Unit Transaction or (y) the third Trading Day immediately preceding the effective date of such Common Unit Transaction. A Conversion Notice shall be provided in the manner provided in Section 16.2 hereof. Each LTIP Unitholder covenants and agrees with the Company that all Vested LTIP Units to be converted pursuant to this Section 4.5(b) shall be free and clear of all liens, claims and encumbrances. Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Notice of Redemption pursuant to Section 11.1(a) hereof relating to those Common Units that will be issued to such holder upon conversion of such LTIP Units into Common Units in advance of the Conversion Date; provided that the redemption of such Common Units by the Company shall in no event take place until after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put an LTIP Unitholder in a position where, if such holder so wishes, the Common Units into which such holder’s Vested LTIP Units will be converted can be tendered to the Company for redemption simultaneously with such conversion, with the further consequence that, if Managing Member elects to assume the Company’s redemption obligation with respect to such Common Units under Section 11.1(b) hereof by delivering to such holder the DMRC Shares Amount, then such holder can have the DMRC Shares Amount issued to such holder simultaneously with the conversion of such holder’s Vested LTIP Units into Common Units. The Managing Member and LTIP Unitholder shall reasonably cooperate with each other to coordinate the timing of the events described in the foregoing sentence.

(c)    The Company, at any time at the election of the Managing Member, may cause any number of Vested LTIP Units held by an LTIP Unitholder to be converted (a “Forced Conversion”) into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Section 4.4 hereof; provided that the Company may not cause Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such LTIP Unitholder pursuant to Section 4.5(b) hereof. In order to exercise its right of Forced Conversion, the Company shall deliver a notice (a “Forced Conversion Notice”) in the form attached as Exhibit E hereto to the applicable LTIP Unitholder not less than ten nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 16.2 hereof and shall be revocable by the Managing Member at any time prior to the Forced Conversion.

(d)    A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice or the Company has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such LTIP Unitholder, as of which time such LTIP Unitholder shall be credited on the books and records of the Company with the issuance as of the opening of business on the next day of the number of Common Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Company shall deliver to such LTIP Unitholder, upon his or her written request, a certificate of the Managing Member certifying the number of Common Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The Assignee of any Member pursuant to Article X hereof may exercise the rights of such Member pursuant to this Section 4.5 and such Member shall be bound by the exercise of such rights by the Assignee.

(e)    For purposes of making future allocations under Section 5.1(g) hereof and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable LTIP Unitholder that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Common Unit Economic Balance.

(f)    If the Company or the Managing Member shall be a party to any Common Unit Transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Company’s assets, but excluding any Common Unit Transaction which constitutes an Adjustment Event) in each case as a result of which Common Units shall be exchanged for or converted into the right, or the holders of Common Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Common Unit Transaction”), then the Managing Member shall, subject to the terms of any applicable Incentive Plan or Vesting Agreement, exercise immediately prior to the Common Unit Transaction its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Common Unit Transaction or that would occur in connection with the Common Unit Transaction if the assets of the Company were sold at the Common Unit Transaction price or, if applicable, at a value determined by the Managing Member in good faith using the value attributed to the Units in the context of the Common Unit Transaction (in which case the Conversion Date shall be the effective date of the Common Unit Transaction).

In anticipation of such Forced Conversion and the consummation of the Common Unit Transaction, the Company shall use commercially reasonable efforts to cause each LTIP Unitholder to be afforded the right to receive in connection with such Common Unit Transaction in consideration for the Common Units into which such LTIP Unitholder’s LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Common Unit Transaction by a holder of the same number of Common Units, assuming such holder of Common Units is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Common Unit Transaction, prior to such Common Unit Transaction, the Managing Member shall give prompt written notice to each LTIP Unitholder of such election, and shall use commercially reasonable efforts to afford the LTIP Unitholders the right to elect, by written notice to the Managing Member, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Common Units in connection with such Common Unit Transaction. If an LTIP Unitholder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by such LTIP Unitholder (or by any of such LTIP Unitholder’s transferees) the same kind and amount of consideration that a holder of a Common Unit would receive if such Common Unit holder failed to make such an election.

Subject to the rights of the Company and the Managing Member under any Vesting Agreement and any Incentive Plan, the Company shall use commercially reasonable efforts to cause the terms of any Common Unit Transaction to be consistent with the provisions of this Section 4.5(f) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Unitholders whose LTIP Units will not be converted into Common Units in connection with the Common Unit Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Common Unit Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the LTIP Unitholders.

4.6    Performance LTIP Units. A series of Units designated as the Performance LTIP Units is hereby established.

(a)    Issuance of Performance LTIP Units. The Managing Member may from time to time issue Performance LTIP Units to Persons who provide services to or for the benefit of the Company or as otherwise permitted by the Incentive Plan, for such consideration or for no consideration as the Managing Member may determine to be appropriate, and admit such Persons as Members. The number of Performance LTIP Units shall be determined from time to time by the Managing Member in accordance with the terms of the Incentive Plan.

(b)    Terms of Performance LTIP Units. Each Performance LTIP Unit that has become a Vested Performance LTIP Unit shall be treated in the same manner as a Vested LTIP Unit that has no separate Performance LTIP Unit designation with all of the rights, privileges and obligations attendant thereto and all references to Vested LTIP Units herein shall refer equally to Vested Performance LTIP Units. During such time as any Performance LTIP Unit has not become a Vested Performance LTIP Unit, each such Performance LTIP Unit shall be treated in the same manner as an Unvested LTIP Unit, and all references to an Unvested LTIP Unit herein shall refer equally to such Performance LTIP Unit, except the following provisions shall apply:

(i)    Distributions.

(1)    Distributions Generally. The holder of a Performance LTIP Unit shall not be entitled to receive any distributions with respect to such Performance LTIP Unit, except (x) in accordance with Section 5.6 hereof, (y) in accordance with Section 5.3(e) hereof and (y) at such times as distributions are made with respect to Common Units pursuant to Section 5.3(a) hereof, and subject to Section 5.3(b) hereof, a holder of a Performance LTIP Unit on the applicable Company Record Date shall be entitled to receive a distribution with respect to such Performance LTIP Unit in an amount equal to the product of the distribution payable per Common Unit on such Company Record Date with respect to such distribution multiplied by the Performance LTIP Units Sharing Percentage.

(2)    Special Distribution Upon Vesting. Upon a Performance LTIP Unit becoming a Vested Performance LTIP Unit, a holder of a Performance LTIP Unit shall be entitled to receive a one-time distribution with respect to that Performance LTIP Unit and any other Performance LTIP Unit of that holder that vested on that date (the “Vesting Date”), in an amount equal to (x) the aggregate amount of distributions that would have been received on such Vested Performance LTIP Unit pursuant to subparagraph (1) above if the Performance LTIP Units Sharing Percentage had not been applied to the amount of the distribution payable per Common Unit on each Company Record Date, minus (y) the aggregate amount of distributions previously received pursuant to paragraph (1) above on all Performance LTIP Units that were issued to the holder at the same time as the Vested Performance LTIP Units, including any Performance LTIP Units that did not vest on the Vesting Date.

(ii)    Allocations.

(1)    Allocations Generally. The holder of a Performance LTIP Unit shall not be entitled to receive allocations of Profit or Loss of the Company with respect to such Performance LTIP Unit, other than (x) the special allocation of gain set forth in Section 5.1(g) hereof and the allocations set forth in Sections 5.1(d), (e) and (j) hereof and (y) allocations of Profit and Loss pursuant to Sections 5.1(a) and (b) hereof and the allocations set forth in Section 5.1(c), treating, for purposes of such allocations, each Performance LTIP Unit as a fraction of one outstanding Common Unit equal to one Common Unit multiplied by the Performance LTIP Units Sharing Percentage.

(2)    Special Allocation Upon Vesting. If the receipt of the special distribution provided for in Section 4.6(b)(i)(2) by a holder of Performance LTIP Units would cause or increase a deficit balance in such holder’s Capital Account, such holder shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d).

(iii)    Conversion. The provisions set forth below in Sections 4.6(b)(iii) hereof shall apply with respect to the Performance LTIP Units in addition to the provisions of Section 4.5:

(1)    When a Performance LTIP Unitholder is notified of the expected occurrence of an event that will cause such Performance LTIP Unit to become a Vested Performance LTIP Unit, such Performance LTIP Unitholder may give the Company a Conversion Notice (with all references in the Conversion Notice to LTIP Units referring equally to Performance LTIP Units) with respect to such Performance LTIP Unit conditioned upon and effective as of the time of vesting, and such Conversion Notice, unless subsequently revoked by the Performance LTIP Unitholder, shall be accepted by the Company subject to such condition.

(2)    Upon the expected occurrence of an event that will cause such Performance LTIP Unit to become a Vested Performance LTIP Unit, the Company may issue a Forced Conversion Notice (with all references in the Forced Conversion Notice to LTIP Units referring equally to Performance LTIP Units) with respect to such Performance LTIP Unit conditioned upon and effective on or after the time of vesting of such Performance LTIP Unit.

(3)    In all cases, the conversion of such Performance LTIP Unit in accordance with this Section 4.6(b)(iii) and pursuant to the applicable provisions of Section 4.5 hereof shall be subject to the conditions and procedures set forth in Section 4.5 hereof.

(iv)    Percentage Interest. Notwithstanding the definition of Percentage Interest, the Percentage Interest of each Member holding Performance LTIP Units with respect to such Performance LTIP Units shall equal the Percentage Interest of a Member who holds an equivalent number of Common Units multiplied by the Performance LTIP Units Sharing Percentage (the “Performance LTIP Unitholder Percentage Interest”). Accordingly, there shall be two Percentage Interests for each Member owning such Performance LTIP Units, one which reflects the Percentage Interest assigned to such Performance LTIP Units (treating such Performance LTIP Unit as a Common Unit for this purpose) and one which reflects the Performance LTIP Unitholder Percentage Interest. The Percentage Interest of each Member who holds such Performance LTIP Units, with respect to such Performance LTIP Units, shall equal the Performance LTIP Unitholder Percentage Interest for purposes of the provisions of this Agreement regarding the allocation of Profit and Loss of the Company (or items thereof) with respect to the Performance LTIP Units, other than the allocations set forth in Section 5.1(g) hereof and Sections 5.1(d), (e) and (j) hereof.

4.7    Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Member in accordance with Regulations Section 1.704-1(b)(2)(iv). If (i) a new or existing Member acquires an additional Membership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Company distributes to a Member more than a de minimis amount of Company property as consideration for a Membership Interest, (iii) the Company is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g) or (iv) the Company grants a Membership Interest (other than a de minimis Membership Interest) as consideration for the provision of services to or for the benefit of the Company to an existing Member acting in a Member capacity, or to a new Member acting in a Member capacity or in anticipation of being a Member, the Managing Member shall revalue the property of the Company to its fair market value (as determined by the Managing Member, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f).When the Company’s property is revalued by the Managing Member, the Capital Accounts of the Members shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Members pursuant to Section 5.1 hereof if there were a taxable disposition of such property for its fair market value (as determined by the Managing Member, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.

4.8    Percentage Interests. If the number of outstanding Common Units or LTIP Units increases or decreases during a taxable year, each Member’s Percentage Interest shall be adjusted by the Managing Member effective as of the effective date of each such increase or decrease to a percentage equal to the number of Common Units and LTIP Units held by such Member divided by the aggregate number of Common Units and LTIP Units, as applicable, outstanding after giving effect to such increase or decrease. If the Members’ Percentage Interests are adjusted pursuant to this Section 4.8, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when that adjustment occurs and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The Managing Member, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests. In the event that there is an increase or decrease in the number of outstanding Units (other than Common Units and LTIP Units) during a taxable year, the Managing Member shall have similar discretion, as provided in the preceding sentences of this Section 4.8, to allocate items of Profit and Loss between the part of the year ending on the day when that increase or decrease occurs and the part of the year beginning on the following day, and that allocation shall take into account the Members’ relative interests in those items of Profit and Loss before and after such increase or decrease.

4.9    No Interest on Contributions. No Member shall be entitled to interest on its Capital Contribution.

4.10    Return of Capital Contributions. No Member shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Company, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Member or former Member any part of such Member’s (or former Member’s) Capital Contribution for so long as the Company continues in existence.

4.11    No Third-Party Beneficiary. No creditor or other third party having dealings with the Company shall have the right to enforce the right or obligation of any Member to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at Law or in equity, it being understood and agreed that the provisions of this Agreement, except as provided in Article IX hereof, shall be solely for the benefit of, and may be enforced solely by, the parties to this Agreement and their respective permitted successors and assigns. None of the rights or obligations of the Members herein set forth to make Capital Contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or of any of the Members. In addition, it is the intent of the parties hereto that no distribution to any Member shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, a Member is obligated to return such money or property, such obligation shall be the obligation of such Member and not of any other Member. Without limiting the generality of the foregoing, a deficit Capital Account of a Member shall not be deemed to be a liability of such Member nor an asset or property of the Company.

ARTICLE V
PROFITS AND LOSSES; DISTRIBUTIONS

5.1    Allocation of Profit and Loss.

(a)    Profit. After giving effect to the special allocations set forth in Sections 5.1(c) through (g), Profit of the Company for each fiscal year of the Company shall be allocated to the Members in accordance with their respective Percentage Interests.

(b)    Loss. After giving effect to the special allocations set forth in Sections 5.1(c) through (g), Loss of the Company for each fiscal year of the Company shall be allocated to the Members in accordance with their respective Percentage Interests.

(c)    Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Company that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Members’ respective Percentage Interests, (ii) any expense of the Company that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Member that bears the “economic risk of loss” of such deduction in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Company Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Company taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Members in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Member Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Company taxable year, then, subject to the exceptions set forth in Regulations Section 1.704(2)(g), items of gain and income shall be allocated among the Members in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). The manner in which it is reasonably expected that the deductions attributable to nonrecourse liabilities will be allocated for purposes of determining a Member’s share of the nonrecourse liabilities of the Company within the meaning of Regulations Section 1.752-3(a)(3) shall be in accordance with a Member’s Percentage Interest.

(d)    Qualified Income Offset. If a Member receives in any taxable year an adjustment, allocation or distribution described in subparagraphs (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Member’s Capital Account that exceeds the sum of such Member’s shares of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Member shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii) (d). After the occurrence of an allocation of income or gain to a Member in accordance with this Section 5.1(d), to the extent permitted by Regulations Section 1.704-1(b), items of expense or loss shall be allocated to such Member in an amount necessary to offset the income or gain previously allocated to such Member under this Section 5.1(d).

(e)    Capital Account Deficits. Loss shall not be allocated to a Member to the extent that such allocation would cause a deficit in such Member’s Capital Account (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Member’s shares of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain. Any Loss in excess of that limitation shall be allocated to the other Members. After the occurrence of an allocation of Loss to the other Members in accordance with this Section 5.1(e), to the extent permitted by Regulations Section 1.704-1(b), Profit first shall be allocated to the other Members in an amount necessary to offset the Loss previously allocated to the other Members under this Section 5.1(e).

(f)    Allocations Between Transferor and Transferee. If a Member Transfers any part or all of its Membership Interest, the distributive shares of the various items of Profit and Loss allocable among the Members during such fiscal year of the Company shall be allocated between the transferor and the transferee Member either (i) as if the Company’s fiscal year had ended on the date of the Transfer or (ii) based on the number of days of such fiscal year that each was a Member without regard to the results of Company activities in the respective portions of such fiscal year in which the transferor and the transferee were Members. The Managing Member, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Member.

(g)     Special Allocations Regarding LTIP Units. Notwithstanding the provisions of Sections 5.1(a) and (b) hereof, except as determined by the Managing Member and as reflected in an applicable LTIP Unit grant agreement, Liquidating Gains shall first be allocated to the LTIP Unitholders until their Economic Capital Account Balances, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of their LTIP Units (the “Target Balance”) and thereafter shall be allocated in accordance with Section 5.1(a). Liquidating Gains otherwise allocable to the LTIP Unitholders shall be allocated (i) on a “first-in, first-out” basis with respect to LTIP Units issued on different dates and (ii) on an equal basis with respect to LTIP Units issued on the same date (i.e., Liquidating Gains shall be allocated first to the LTIP Units that were issued on the earliest date, and then with respect to such LTIP Units, equally among such LTIP Units). For this purpose, “Liquidating Gains” means net capital gains realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Company, including but not limited to net capital gain realized in connection with an adjustment to the value of Company assets under Section 704(b) of the Code. The “Economic Capital Account Balances” of the LTIP Unit holders will be equal to their Capital Account balances plus shares of Member Nonrecourse Debt Minimum Gain or Company Minimum Gain (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to the extent attributable to their ownership of LTIP Units. Similarly, the “Common Unit Economic Balance” shall mean (i) the Capital Account balance of Managing Member, plus the amount of Managing Member’s share of any Member Nonrecourse Debt Minimum Gain or Company Minimum Gain (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)), in either case to the extent attributable to Managing Member’s direct or indirect ownership of Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 5.1(g), divided by (ii) the number of Common Units directly or indirectly owned by Managing Member. Any such allocations shall be made among the LTIP Unitholders in proportion to the amounts required to be allocated to each under this Section 5.1(g). The parties agree that, except as determined by the Managing Member and as reflected in an applicable LTIP Unit grant agreement, the intent of this Section 5.1(g) is to make the Capital Account balance associated with each LTIP Unit economically equivalent to the Capital Account balance associated with Common Units directly or indirectly owned by Managing Member (on a per-Unit basis). The Managing Member shall be permitted to interpret this Section 5.1(g) or to amend this Agreement to the extent necessary and consistent with this intention.

(h)    Definition of Profit and Loss. “Profit” and “Loss” and any items of income, gain, expense or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Sections 5.1(c),(d),(e) and (k) hereof, and amounts paid by the Company with respect to any PTET (including pursuant to a PTET Election) shall be disregarded in computing the amount of any item of income, gain, loss or deduction with respect to the Company to be allocated pursuant to this Article V and to be reflected in the Capital Accounts of the Members. All allocations of income, Profit, gain, Loss and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.1, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). With respect to properties acquired by the Company, the Managing Member shall have the authority to elect the method to be used by the Company for allocating items of income, gain and expense as required by Section 704(c) of the Code with respect to such properties, and such election shall be binding on all Members.

(i)    Preferred Units. The Managing Member shall amend this agreement from time to time to reflect the allocation of profit and loss in connection with priority distributions on any preferred units issued by the Company.

(j)    Profits Interests. LTIP Units are intended to constitute “profits interests” within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993), and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001). For any fiscal year in which distributions are actually made to holders of LTIP Units, after all other allocations have been tentatively made pursuant to this Section 5.1, if necessary to cause the Capital Accounts relating to any LTIP Units to be equal (immediately before such distributions and so as to avoid negative Capital Accounts) to the amounts distributed to the holders of the LTIP Units, the Managing Member, in its discretion, may allocate appropriate items of gross income that are accrued and realized following the issuance of the relevant LTIP Units to the holders of such LTIP Units. If there are insufficient items of gross income to be allocated to the holders of the LTIP Units, then such distributions shall, to the extent of such excess, be treated as “guaranteed payments” within the meaning of Section 707(c) of the Code.

(k)    Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company properties pursuant to Section 734(b) of the Code (including any such adjustments pursuant to Regulations Section 1.734-2(b)(1)) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a distribution to any Member in complete liquidation of such Membership Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Members in accordance with Regulations Section 1.704-1(b)(2)(iv)(m)(2) if such Regulation Section applies, or to the Member to whom such distribution was made if Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(l)    Tax Allocations. All allocations of income, Profit, gain, Loss and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.1 for “book” purposes, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). With respect to properties contributed to the Company, the Managing Member shall have the authority to elect the method to be used by the Company for allocating items of income, gain and expense as required by Section 704(c) of the Code with respect to such properties, and such election shall be binding on all Members. Any taxes paid by the Company with respect to any PTET (including pursuant to a PTET Election) shall be allocated to the Members to whom such payments are attributable

(m)    Excess Nonrecourse Liabilities. The Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Regulation Section 1.752-3(a)(3), shall be allocated to the Member in any manner determined by the Managing Member and permissible under the Regulations.

(n)    Curative Allocations. The allocations set forth in Sections 5.1(c), (d), (e), and (k) hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2. The Managing Member shall take the Regulatory Allocations into account in allocating other items of income, Profit, gain, Loss and deduction among the Members so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

5.2    [RESERVED]

5.3    Distribution of Cash.

(a)    Subject to Sections 5.3(b) and 5.3(c) hereof and to the terms of any Unit Designation, the Company shall distribute cash at such times and in such amounts as are determined by the Managing Member in its sole and absolute discretion, to the Members who are Members on the Company Record Date with respect to such quarter (or other distribution period) in proportion with their respective Common Units and LTIP Units on the Company Record Date. For the avoidance of doubt, in accordance with Section 4.4(a)(ii) hereof, the LTIP Unitholders shall be entitled to receive distributions in an amount per LTIP Unit equal to the Common Unit Distribution.

(b)    In the Managing Member’s discretion, distributions made pursuant to this Section 5.3 may be adjusted as necessary to ensure that the amount apportioned to each LTIP Unit does not exceed the amount attributable to items of Company income or gain realized after the date such LTIP Unit was issued by the Company. The intent of this Section 5.3(b) is to ensure that any LTIP Units qualify as “profits interests” under Revenue Procedure 93-27,1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001), and Section 5.3 shall be interpreted and applied consistently therewith. The Managing Member at its discretion may amend this Section 5.3(b) to ensure that any LTIP Units will qualify as “profits interests” under Revenue Procedure 93-27,1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001) (and any other similar rulings or regulations that may be in effect at such time).

(c)    Notwithstanding any other provision of this Agreement, the Managing Member is authorized to take any action that it determines to be necessary or appropriate to cause the Company to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445,1446 and 1471-1474 of the Code. To the extent that the Company is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to a Member or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Member (the “Distributable Amount”) equals or exceeds the Withheld Amount, the entire Distributable Amount shall be treated as a distribution of cash to such Member, or (ii) if the Distributable Amount is less than the Withheld Amount, the excess of the Withheld Amount over the Distributable Amount shall be treated as a Company Loan from the Company to the Member on the day the Company pays over such amount to a taxing authority. A Company Loan shall be repaid upon the demand of the Company or, alternatively, through withholding by the Company with respect to subsequent distributions to the applicable Member or assignee and any such distributions so withheld shall be deemed first to have been distributed to the applicable Member or assignee and then immediately repaid to the Company.

Any amounts treated as a Company Loan pursuant to this Section 5.3(b) shall bear interest at the lesser of (i) 300 basis points above the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or, if not so published, in any similar publication or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Company or the Managing Member, as applicable, is deemed to extend the loan until such loan is repaid in full.

(d)    In no event may a Member receive a distribution of cash with respect to a Unit if such Member is entitled to receive the same cash distribution as the holder of record of a DMRC Share for which all or part of such Unit has been or will be redeemed.

(e)    Notwithstanding anything to the contrary in this Section 5.3, the Company shall, subject to the availability of proceeds, make cash distributions to each Member on the Tax Distribution Date with respect to each Fiscal Year to the extent of the required Tax Distribution, if any, of such Member for such Fiscal Year; provided, however, the Company may, upon election by the Managing Member in its sole discretion, make such cash distributions on a quarterly basis based upon estimates of the required Tax Distribution in a manner sufficient to permit the Members to satisfy their respective quarterly estimated tax payment obligations. All quarterly tax distributions to a Member shall be treated as an advance of, and shall offset, the cash distribution payable to the Member (pursuant to this Section 5.3(e)) on the next Tax Distribution Date. Any distributions made pursuant to this Section 5.3(e) to a Member shall be treated as an advance payment of, and shall reduce, the amounts otherwise distributable to such Member pursuant to Sections 5.3(a) and 4.6(b)(2) in subsequent distributions.

(f) In the event the Company pays any PTET in any jurisdiction, including as a result of making a PTET Election in such jurisdiction, any amounts so paid with respect to such PTET shall be deemed distributed to the Members to whom such payments are attributable

5.4    No Right to Distributions in Kind. No Member shall be entitled to demand property other than cash in connection with any distributions by the Company.

5.5    Limitations on Distributions. Notwithstanding any of the provisions of this Article V, the Company shall not be required to make distributions from the Company to any Member to the extent such distribution is inconsistent with, or in violation of, the Act or any provision of this Agreement or other applicable law.

5.6    Distributions Upon Liquidation.

(a)    Upon liquidation of the Company, after payment of, or adequate provision for, debts and obligations of the Company, including any Member loans, any remaining assets of the Company shall be distributed to all Members with positive Capital Accounts in accordance with their respective positive Capital Account balances.

(b)    For purposes of Section 5.6(a) hereof, the Capital Account of each Member shall be determined after all adjustments made in accordance with Sections 5.1, 5.2 and 5.3 hereof resulting from Company operations and from all sales and dispositions of all or any part of the Company’s assets.

(c)    Any distributions pursuant to this Section 5.6 shall be made by the end of the Company’s taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation). To the extent deemed advisable by the Managing Member, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

5.7    Substantial Economic Effect. It is the intent of the Members that the allocations of Profit and Loss under the Agreement have substantial economic effect (or be consistent with the Members’ interests in the Company in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. This Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

ARTICLE VI
TAX MATTERS

6.1    Partnership for Tax Purposes. It is the intention of the Members that the Company be treated as a partnership for U.S. federal income tax purposes. By executing this Agreement, each of the Members hereby consents to any election made by the Managing Member on behalf of the Company to be treated as a partnership for U.S. federal income tax purposes (and any applicable state and local tax purposes).

6.2    Partnership Representative.

(a)    The Managing Member shall be designated and shall act as the “partnership representative” pursuant to Section 6223 of the Code and any comparable state or local law with all of the rights, duties and powers provided for in Sections 6221 through 6241 of the Code and any comparable state or local law (the “Partnership Representative”). The Partnership Representative shall appoint on behalf of the Company a “designated individual” within the meaning of Regulations Section 301.6223-1(b)(3), and a designated individual so appointed shall be treated as, and shall have the authority to take any action that may be taken by and shall be subject to the requirements and obligations of, the Partnership Representative for purposes of this Section 6.2. Subject to the terms of this Agreement, the Partnership Representative shall represent and bind the Company in any audit or administrative proceeding conducted by any taxing authority, including, without limitation, the power and authority (i) to make an election under Section 6223 (if available) or Section 6226 of the Code, and any Regulations promulgated in accordance therewith, (ii) to take, and to cause the Company to take, all actions necessary or convenient to give effect to such an election and (iii) to make use of, or cause the Company to make use of, any other options that are or may become available under applicable Code sections, Regulations or guidance. The provision relating to indemnification of the Indemnitees (as hereinafter defined) set forth in Section 9.1 hereof shall be fully applicable to the Partnership Representative in its capacity as such, and the Partnership Representative, in its capacity as such, shall be an Indemnitee for all purposes of this Agreement. Each Member agrees to be bound by the decisions and elections of the Partnership Representative and shall provide such information and cooperation as shall be reasonably requested by the Partnership Representative in connection with such actions, including to reduce the amount of the Company’s liability for any imputed underpayment in accordance with the procedures under Section 6225(c) of the Code and comparable state or local laws. To the extent that any taxes, penalties, and interest are payable by the Company in respect of an audit, the Partnership Representative shall allocate such amounts (and any expenses incurred by the Company in adjudicating or otherwise resolving such liability) to the Members to which such amounts are attributable and such amount shall be treated as provided under Section 5.3(c) hereof. A Member’s allocable share of any such amounts shall include amounts allocable to any prior owner(s) of such Member’s Membership Interest. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, the liabilities and obligations of each Member under this Section 6.2 shall survive (i) any actual or deemed transfer of an interest in the Company by such Member, (ii) such Member ceasing to be a Member under this Agreement and (iii) the termination, dissolution, liquidation, cancellation, and winding up of the Company.

(b)    All third party costs and expenses incurred by the Partnership Representative in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Company. Nothing herein shall be construed to restrict the Company from engaging an accounting and/or law firm to assist the Partnership Representative in discharging its duties hereunder, so long as the compensation paid by the Company for such services is reasonable.

6.3    Tax Elections.

(a)    The determinations of the Managing Member with respect to the Company’s treatment of any item or its allocation for U.S. federal, state or local tax purposes shall be binding upon all of the Members so long as such determination shall not be inconsistent with any express term hereof and provided that the Company’s accountants shall not have disagreed therewith. The Managing Member shall make (or refrain from making, as applicable) all appropriate elections and take (or refrain from taking, as applicable) all other appropriate actions to the extent required pursuant to Section 7701 of the Code (and the Regulations thereunder) for the Company to be classified as a “partnership” for U.S. federal income tax purposes and any applicable state and local tax purposes. The Managing Member may, in its sole discretion, make or revoke any tax election which the Managing Member deems appropriate, including without limitation, an election pursuant to Section 754 of the Code. For the avoidance of doubt, the Managing Member shall have the authority to cause the Company to make a PTET Election in any jurisdiction it determines would be desirable. Each Member will upon request supply any information reasonably necessary to give proper effect to any elections described in this Section 6.3.

(b)    The Members, intending to be legally bound, hereby authorize the Company to make an election (the “Safe Harbor Election”) to have the “liquidation value” safe harbor provided in Proposed Treasury Regulation § 1.83-3(1) and the Proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005- 43, as such safe harbor may be modified when such proposed guidance is issued in final form or as amended by subsequently issued guidance (the “Safe Harbor”), apply to any interest in the Company transferred to a service provider while the Safe Harbor Election remains effective, to the extent such interest meets the Safe Harbor requirements (collectively, such interests are referred to as “Safe Harbor Interests”). The Managing Member is authorized and directed to execute and file the Safe Harbor Election on behalf of the Company and the Members. The Company and the Member (including any person to whom an interest in the Company is transferred in connection with the performance of services) hereby agree to comply with all requirements of the Safe Harbor (including forfeiture allocations) with respect to all Safe Harbor Interests and to prepare and file all U.S. federal income tax returns reporting the tax consequences of the issuance and vesting of Safe Harbor Interests consistent with such final Safe Harbor guidance. The Company is also authorized to take such actions as are necessary to achieve, under the Safe Harbor, the effect that the election and compliance with all requirements of the Safe Harbor referred to above would be intended to achieve under Proposed Treasury Regulation § 1.83-3, including amending this Agreement.

ARTICLE VII
EVENTS OF DISSOLUTION

7.1    Events. The Company shall be dissolved upon the occurrence of any of the following events (each, an “Event of Dissolution”):

(a)    Determination by the Managing Member to dissolve the Company following the sale, Transfer or other disposition of all or substantially all of the assets of the Company;

(b)    The majority vote of the Members to dissolve, wind up, and liquidate the Company; or

(c)    A judicial dissolution of the Company under ORS 63.661.

7.2    Continuation. No other events shall cause the dissolution of the Company.

ARTICLE VIII
LIQUIDATION AND TERMINATION

8.1    Liquidation and Termination.

(a)    In the event that an Event of Dissolution shall occur, then the Company shall be liquidated and its affairs shall be wound up in an orderly fashion under the direction of the Managing Member or its designee. All proceeds from such liquidation shall be distributed in accordance with the provisions of Section 5.6.

(b)    Upon the completion of the distribution of the Company’s assets following liquidation, the Company shall be terminated and Articles of Dissolution shall be executed and filed by the Company in accordance with ORS 63.644.

ARTICLE IX
INDEMNIFICATION

9.1    Indemnification and Advances.

(a)    The Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that the act or omission of the Indemnitee giving rise to the proceeding is a type of act or omission for which indemnification is not permitted under ORS 63.160. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 9.1(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 9.1(a). Any indemnification pursuant to this Section 9.1 shall be made only out of the assets of the Company.

(b)    The Company shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Company of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in this Section 9.1 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met. To the fullest extent permitted by Law, expenses (including attorneys’ fees) incurred by any Indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Company as authorized in this Section 9.1.

(c)    The indemnification provided by this Section 9.1 shall be in addition to any other right to which an Indemnitee or other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d)    The Company may purchase and maintain insurance, as an expense of the Company, on behalf of the Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)    For purposes of this Section 9.1, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 9.1; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purposes reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is not opposed to the best interests of the Company.

(f)    In no event may an Indemnitee subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 9.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)    The provisions of this Section 9.1 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)    Any amendment modification or repeal of this Section 9.1 or any provision hereof shall be prospective only and shall not in any way affect the indemnification of an Indemnitee by the Company under this Section 9.1 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

9.2    Liability of the Managing Member.

(a)    Notwithstanding anything to the contrary set forth in this Agreement, neither the Managing Member, nor any of its directors, officers, agents or employees shall be liable for monetary damages to the Company or any Members for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission if any such party acted in good faith and so long as such act or omission is not a type of act or omission for which exculpation is not permitted under ORS 63.160. The Managing Member shall not be in breach of any duty that the Managing Member may owe to the Members or the Company or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the Managing Member, acting in good faith, abides by the terms of this Agreement.

(b)    The Members expressly acknowledge that the Managing Member is acting on behalf of the Company, the Members and the Managing Member’s stockholders collectively, that the Managing Member is under no obligation to consider the separate interests of the Members (including, without limitation, the tax consequences to Members or the tax consequences of some, but not all, of the Members) in deciding whether to cause the Company to take (or decline to take) any actions. In the event of a conflict between the interests of the Managing Member’s stockholders on the one hand and the Members (other than the Managing Member) on the other, the Managing Member shall endeavor in good faith to resolve the conflict in a manner not adverse to either the Managing Member’s stockholders or the Members (other than the Managing Member); provided, that for so long as the Managing Member owns a controlling interest in the Company, any such conflict that the Managing Member, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either the Managing Member’s stockholders or the Members (other than the Managing Member) shall be resolved in favor of the Managing Member’s stockholders. The Managing Member shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Members in connection with such decisions.

(c)    Subject to its obligations and duties as Managing Member set forth in Section 3.1 hereof, the Managing Member may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The Managing member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d)    Any amendment, modification or repeal of this Section 9.2 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Managing Member’s or any of its officers’, directors’, agents’ or employees’ liability to the Company and the Members under this Section 9.2 as in effect immediately prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

ARTICLE X
TRANSFER OF MEMBERSHIP INTERESTS IN THE COMPANY

10.1    Purchase for Investment. Subject to the provisions of Section 10.2 hereof, each Member agrees that such Member will not sell, assign or otherwise Transfer such Member’s Units or any fraction thereof, whether voluntarily or by operation of Law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the Managing Member set forth in Section 15.2 hereof.

10.2    Restrictions on Transfer of Units.

(a)    Subject to the provisions of Sections 10.2(b), 10.2(c), 10.3 and 11.1 hereof, no Member may offer, sell, assign, hypothecate, pledge or otherwise Transfer all or any portion of such Member’s Units, or any of such Member’s economic rights as a Member without the consent of the Managing Member, which consent may be granted or withheld in the Managing Member’s sole and absolute discretion; provided, that the term Transfer for purposes of this Section 10.2(a) does not include (a) any redemption of Common Units by the Company or the Managing Member, or acquisition of Common Units by the Managing Member, pursuant to Section 11.1 or (b) any redemption of Units pursuant to any Unit Designation. The Managing Member may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Company in connection therewith (including, but not limited to, cost of legal counsel).

(b)    No Member may withdraw from the Company other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or a Transfer pursuant to Sections 10.3 or 10.6 hereof) of all of such Member’s Units pursuant to this Article X or pursuant to a redemption of all of such Member’s Common Units pursuant to Section 11.1 hereof. Upon the permitted Transfer or redemption of all of a Member’s Common Units and LTIP Units, such Member shall cease to be a Member.

(c)    No Member may effect a Transfer of its Units, in whole or in part, if, in the opinion of legal counsel for the Company, such proposed Transfer would require the registration of the Units under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

(d)    No Transfer by a Member of its Units, in whole or in part, may be made to any Person (including, for the avoidance of doubt, pursuant to the Redemption Right) if (i) in the opinion of legal counsel for the Company, such Transfer would result in the Company or the Managing Member being treated as an association taxable as a corporation, or (ii) in the opinion of legal counsel for the Company, such Transfer is reasonably likely to cause the Company or the Managing Member to fail to satisfy the 90% qualifying income test described in Section 7704(c) of the Code.

(e)    Any purported Transfer in contravention of any of the provisions of this Article X shall be void ab initio and ineffectual and shall not be binding upon, or recognized by, the Managing Member or the Company.

(f)    Prior to the consummation of any Transfer under this Article X, the transferor and/or the transferee shall deliver to the Managing Member such opinions, certificates and other documents as the Managing Member shall request in connection with such Transfer.

10.3    Transfer of the Managing Member’s Membership Interest.

(a)    Notwithstanding the other provisions of this Article X, other than to one of its Affiliates, the Managing Member shall not transfer all or any portion of its Membership Interests, except as provided in or in connection with a transaction contemplated by Sections 10.3(b), 1.0.3(c) or 1.0.3(d) hereof.

(b)    Except as otherwise provided in Sections 10.3(c) or 1.0.3(d) hereof, the Managing Member shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets (other than in connection with a change in the Managing Member’s state of organization or organizational form), in each case which results in a change of control of the Managing Member (a “Transaction”), unless at least one of the following conditions is met:

(i)    the consent of a Majority in Interest (other than the Managing Member) is obtained and the Survivor (defined below) expressly agrees to assume all obligations of the Managing Member hereunder; provided, however, that this Section 10.3(b)(i) shall not apply at any time that one hundred percent (100%) of the Membership Interests are owned by the Managing Member;

(ii)    as a result of such Transaction, all Members (other than the Managing Member and any Subsidiary of the Managing Member) will receive, or have the right to receive, for each Unit an amount of cash, securities or other property equal or substantially equivalent in value, as determined by the Managing Member in good faith, to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one DMRC Share in consideration of one DMRC Share, provided that if, in connection with such Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding DMRC Shares, each holder of Units (other than the Managing Member and any Subsidiary of the Managing Member) shall be given the option to exchange its Units for an amount of cash, securities or other property equal or substantially equivalent in value, as determined by the Managing Member in good faith, to the greatest amount of cash, securities or other property that such Member would have received had it (A) exercised its Redemption Right pursuant to Section 11.1 hereof and (B) sold, tendered or exchanged pursuant to the Offer the DMRC Shares received upon exercise of the Redemption Right immediately prior to the expiration of the Offer; or

(iii)    the Managing Member is the surviving entity in the Transaction and either (A) the holders of DMRC Shares do not receive cash, securities or other property in the Transaction or (B) all Members (other than the Managing Member and any Subsidiary of the Managing Member) receive for each Unit an amount of cash, securities or other property (expressed as an amount per DMRC Share) equal or substantially equivalent in value, as determined by the Managing Member in good faith, to the product of the Conversion Factor and the greatest amount of cash, securities or other property (expressed as an amount per DMRC Share) received in the Transaction by any holder of DMRC Shares.

(c)    Notwithstanding Section 10.3(b) hereof, the Managing Member may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Survivor”), other than Units held directly or indirectly by the Managing Member, are contributed, directly or indirectly, to the Company as a Capital Contribution in exchange for Units, or for economically equivalent partnership interests issued by a Subsidiary Partnership established at the direction of the Board of Directors, with a fair market value equal to the value of the assets so contributed as determined by the Survivor in good faith and (ii) the Survivor expressly agrees to assume all obligations of the Managing Member hereunder. Upon such contribution and assumption, the Survivor shall have the right and duty to amend this Agreement as set forth in this Section 10.3(c). The Survivor shall in good faith arrive at a new method for the calculation of the Cash Amount, the DMRC Shares Amount and Conversion Factor for a Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of DMRC Shares or options, warrants or other rights relating thereto, and which a holder of Units could have acquired had such Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The Survivor also shall in good faith modify the definition of DMRC Shares and make such amendments to Section 11.1 hereof so as to approximate the existing rights and obligations set forth in Section 11.1 hereof as closely as reasonably possible. The above provisions of this Section 10.3(c) shall similarly apply to successive mergers or consolidations permitted hereunder.

(d)    Notwithstanding anything in this Article X,

(i)    the Managing Member may transfer all or any portion of its Membership Interest to (A) any wholly owned Subsidiary of the Managing Member or (B) one Person if that one Person owns 100% of the ownership interests of the Managing Member; provided that, in each case, such Person expressly agrees to assume all obligations of the Managing Member hereunder; and

(ii)    the Managing Member may engage in a transaction required by law or by the rules of any national securities exchange or over-the-counter interdealer quotation system on which the DMRC Shares are listed or traded.

10.4    Admission of Substitute Member.

(a)    Subject to the other provisions of this Article X, an assignee of the Units of a Member (which shall be understood to include any purchaser, transferee, donee or other recipient of any disposition of such Units) shall be deemed admitted as a Member of the Company only with the consent of the Managing Member, which consent may be given or withheld by the Managing Member in its sole and absolute discretion, and upon the satisfactory completion of the following:

(i)    The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Schedule A, and such other documents or instruments as the Managing Member may require in order to effect the admission of such Person as a Member.

(ii)    The assignee shall have delivered a letter containing the representations and warranties set forth in Section 15.2 hereof.

(iii)    If the assignee is a corporation, partnership, limited liability company or trust, the assignee shall have provided the Managing Member with evidence satisfactory to counsel for the Company of the assignee’s authority to become a Member under the terms and provisions of this Agreement.

(iv)    The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 1.11 hereof.

(v)    The assignee shall have paid all legal fees and other expenses of the Company and the Managing Member and filing and publication costs in connection with its substitution as a Member.

(vi)    The assignee shall have obtained the prior written consent of the Managing Member to its admission as a Substitute Member, which consent may be given or denied in the exercise of the Managing Member’s sole and absolute discretion.

(b)    For the purpose of allocating Profits and Losses and distributing cash received by the Company, a Substitute Member shall be treated as having become, and appearing in the records of the Company as, a Member on the later of the date specified in the Transfer documents or the date on which the Managing Member has received all necessary instruments of Transfer and substitution.

(c)    The Managing Member and the Substitute Member shall cooperate with each other by preparing the documentation required by this Section 10.4 and making all official filings and publications. The Company shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article X to the admission of such Person as a Member of the Company.

(d)    For the avoidance of confusion, assignee of the Units of a Member (which shall be understood to include any purchaser, transferee, donee or other recipient of any disposition of such Units) that results from a Transaction set forth in Section 10.3 hereof, shall be deemed admitted as a Member upon the closing of the Transaction and the satisfaction of the provisions of Section 10.3 hereof.

10.5    Rights of Assignees of Units.

(a)    Subject to the provisions of Sections 10.1, 10.2 and 10.3 hereof, except as required by operation of Law, the Company shall not be obligated for any purposes whatsoever to recognize the assignment by any Member of its Units until the Company has received notice thereof.

(b)    Any Person who is the assignee of all or any portion of a Member’s Units, but does not become a Substitute Member and desires to make a further assignment of such Units, shall be subject to all the provisions of this Article X to the same extent and in the same manner as any Member desiring to make an assignment of its Units.

10.6    Effect of Bankruptcy, Death, Incompetence or Termination of a Member. The occurrence of an Event of Bankruptcy as to a Member, the death of a Member or a final adjudication that a Member is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Company, and the business of the Company shall continue if an order for relief in a bankruptcy proceeding is entered against a Member, the trustee or receiver of his estate or, if such Member dies, such Member’s executor, administrator or trustee, or, if such Member is finally adjudicated incompetent, such Member’s committee, guardian or conservator, shall have the rights of such Member for the purpose of settling or managing such Member’s estate property and such power as the bankrupt, deceased or incompetent Member possessed to assign all or any part of such Member’s Units and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Member.

10.7    Joint Ownership of Units. A Unit may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Unit shall be required to constitute the action of the owners of such Unit; provided, that the written consent of only one joint owner will be required if the Company has been provided with evidence satisfactory to the counsel for the Company that the actions of a single joint owner can bind both owners under the applicable Laws of the state of residence of such joint owners. Upon the death of one owner of a Unit held in a joint tenancy with a right of survivorship, the Unit shall become owned solely by the survivor as a Member and not as an assignee. The Company need not recognize the death of one of the owners of a jointly-held Unit until it shall have received certificated notice of such death. Upon notice to the Managing Member from either owner, the Managing Member shall cause the Unit to be divided into two equal Units, which shall thereafter be owned separately by each of the former owners.

ARTICLE XI
REDEMPTION RIGHT

11.1    Redemption Right.

(a)    Except as set forth in the sentence that immediately follows this sentence and subject to Section 11.1(c) hereof and the provisions of any agreement between the Company and one or more Members, beginning on the date that is twelve months after the date of issuance of any Common Units, each Member (other than the Managing Member or any direct or indirect wholly owned Subsidiary of the Managing Member) shall have the right (the “Redemption Right”) to require the Company to redeem on a Specified Redemption Date all or a portion of such Member’s Common Units at a redemption price equal to and in the form of the DMRC Shares Amount, whereupon the Managing Member shall acquire the Common Units tendered for redemption by the Redeeming Member and the Managing Member shall be treated for all purposes of this Agreement as the owner of such Common Units. The Company shall have no obligation to pay any cash amount to the Redeeming Member with respect to such Redeeming Member’s exercise of the Redemption Right, and each of the Redeeming Member, the Company and the Managing Member shall treat the transaction between the Managing Member and the Redeeming Member as a sale of the Redeeming Member’s Common Units to the Managing Member for federal income tax purposes. Each Redeeming Member agrees to execute such documents as the Managing Member may reasonably require in connection with the issuance of DMRC Shares upon exercise of the Redemption Right. The Redemption Right shall be exercised pursuant to a Notice of Redemption in the form attached hereto as Exhibit B delivered to the Company (with a copy to the Managing Member) by the Member who is exercising the Redemption Right (the “Redeeming Member”), and such notice shall be irrevocable unless otherwise agreed upon by the Managing Member. No Member may deliver more than one Notice of Redemption during each calendar quarter unless otherwise agreed upon by the Managing Member. A Member may not exercise the Redemption Right for less than one thousand (1,000) Common Units or, if such Member holds less than one thousand (1,000) Common Units, all of the Common Units held by such Member. The Redeeming Member shall have no right, with respect to any Common Units so redeemed, to receive any distribution paid with respect to Common Units if the Company Record Date for such distribution is on or after the Specified Redemption Date.

(b)    Notwithstanding the provisions of Section 11.1(a) hereof, if a Member exercises the Redemption Right by delivering to the Company a Notice of Redemption, then the Managing Member may, in its sole and absolute discretion, elect to cause the Company to redeem some or all of such Common Units by paying to the Redeeming Member the Cash Amount,

(c)    Notwithstanding the provisions of Sections 11.1(a) and 11.1(b) hereof, a Member shall not be entitled to exercise the Redemption Right if (i) the delivery of DMRC Shares to such Member on the Specified Redemption Date by the Managing Member pursuant to Section 11.1(a) hereof would (i) be prohibited under the DMRC Charter or cause the acquisition of DMRC Shares by such Member to be “integrated” with any other distribution of DMRC Shares or Common Units for purposes of complying with the registration provisions of the Securities Act, or (ii) the exercise of the Redemption Right would be prohibited under Section 10.2(e) hereof.

(d)    Each Redeeming Member covenants and agrees that all Common Units tendered for redemption pursuant to this Section 11.1 will be delivered to the Company or the Managing Member free and clear of all liens, claims, and encumbrances whatsoever and should any such liens, claims or encumbrances exist or arise with respect to such Common Units, neither the Company nor the Managing Member shall be under any obligation to acquire such Common Units pursuant to Section 11.1(a) or 11.1(b) hereof. Each Redeeming Member further agrees that, in the event any state or local property transfer tax is payable as a result of the Transfer of its Common Units to the Company or the Managing Member, such Redeeming Member shall assume and pay such transfer tax.

(e)    Any Cash Amount to be paid to a Redeeming Member pursuant to this Section 11.1 shall be paid on the Specified Redemption Date. Any DMRC Share Amount to be paid to a Redeeming Member pursuant to this Section 11.1 shall be paid on the Specified Redemption Date; provided, that the Managing Member may elect to cause the Specified Redemption Date to be delayed to the extent necessary to effect compliance with applicable requirements of the Law. Notwithstanding the foregoing, the Managing Member agrees to use its commercially reasonable efforts to cause the closing of the acquisition of redeemed Common Units hereunder to occur as quickly as reasonably possible.

(f)    Notwithstanding any other provision of this Agreement, the Managing Member is authorized to take any action that it determines to be necessary or appropriate to cause the Managing Member and the Company to comply with any withholding requirements established under the Code or any other federal, state, local or foreign Law that apply upon a Redeeming Member’s exercise of the Redemption Right. If the Managing Member determines that Common Units are “United States real property interests” within the meaning of Section 897(c) of the Code, a Redeeming Member claiming an exemption from withholding must furnish the Managing Member with a FIRPTA Certificate in the form attached hereto as Exhibit C and any similar forms or certificates required to avoid or reduce the withholding under federal, state, local or foreign Law or such other form as the Managing Member may reasonably request. If the Company or the Managing Member is required to withhold and pay over to any taxing authority any amount upon a Redeeming Member’s exercise of the Redemption Right and if the Redemption Amount equals or exceeds the Withheld Amount, the Withheld Amount shall be treated as an amount received by such Redeeming Member in redemption of its Common Units. If, however, the Redemption Amount is less than the Withheld Amount, the Redeeming Member shall not receive any portion of the Redemption Amount, the Redemption Amount shall be treated as an amount received by such Redeeming Member in redemption of its Common Units, and such Redeeming Member shall contribute the excess of the Withheld Amount over the Redemption Amount to the Company before the Company is required to pay over such excess to a taxing authority.

ARTICLE XII
AMENDMENTS; MERGER

12.1    Amendment of Agreement. The Managing Member’s consent shall be required for any amendment to this Agreement. The Managing Member, without the consent of the other Members, may amend this Agreement in any respect; provided, that the following amendments shall require the consent of a Majority in Interest (other than the Managing Member or any Subsidiary of the Managing Member):

(a)    any amendment affecting the operation of the Conversion Factor or the Redemption Right (except as otherwise provided herein) in a manner that adversely affects the other Members in any material respect;

(b)    any amendment that would adversely affect the rights of the other Members to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Units pursuant to Section 4.2 hereof;

(c)    any amendment that would alter the Company’s allocations of Profit and Loss to the other Members, other than with respect to the issuance of additional Units pursuant to Section 4.2 hereof;

(d)    any amendment that would impose on the other Members any obligation to make additional Capital Contributions to the Company beyond what is currently required by Section 4.3(b) hereof; or

(e)    any amendment to this Article XII.

12.2    Amendment of Certificate. In the event this Agreement shall be amended pursuant to this Article XII, the Managing Member shall amend the Articles of Organization of the Company to reflect such change if such amendment is required or if the Managing Member deems such amendment to be desirable and shall make any other filings or publications required or desirable to reflect such amendment, including any required filing for recordation of any Articles of Organization or other instrument or similar document.

12.3    Merger of Company. The Managing Member, without the consent of the other Members, may (i) merge or consolidate the Company with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation or (ii) sell all or substantially all of the assets of the Company in a transaction pursuant to which the Members (other than the Managing Member or any Subsidiary of the Managing Member) receive the consideration set forth in Section 10.3(b)(ii) hereof or in a transaction that complies with Section 10.3(b)(iii) or Section 10.3(c) hereof and may amend this Agreement in connection with any such transaction consistent with the provisions of this Article XII; provided, that the consent of a Majority in Interest (other than the Managing Member or any Subsidiary of the Managing Member) shall be required in the case of any other (a) merger or consolidation of the Company with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation or (b) sale of all or substantially all of the assets of the Company.

ARTICLE XIII
CONSENTS, VOTING AND MEETINGS

13.1    Voting. The Members’ right to vote or otherwise participate with respect to matters relating to the Company shall be limited to those matters as to which the express terms of the Act, the Articles of Organization or this Agreement vest in the Members the right to so vote or otherwise participate. To the extent a Member has a right to vote with respect to such Member’s Units, such Member shall have one vote per Unit. Common Members shall have the exclusive right to vote, approve or consent to matters relating to the Company, except as otherwise specifically set forth in this Agreement.

13.2    Method of Giving Consent. The Common Members may vote, approve a matter or take any action by the unanimous vote of the Common Members, unless specified otherwise in this Agreement. Any consent, vote or approval required by this Agreement (“Consent”) may be given by a written Consent given by the approving Member or by the affirmative vote by the approving Member at any meeting. A copy of the Consent shall be filed with the records of the Company.

13.3    Meetings. Meetings of the Company shall be held at the principal place of business of the Company, or at any place stated in a notice of meeting. Meetings shall be held only when called by the Managing Member.

13.4    Record Dates. The Managing Member may set in advance a date for determining the Members entitled to notice of and to vote at any meeting. All record dates shall not be more than sixty (60) days prior to the date of the meeting to which such record date relates.

13.5    Submissions to Members; Deemed Consent. The Managing Member shall give all of the Members written notice of any proposal or other matter required by any provision of this Agreement or by Law to be submitted for the consideration and approval of the Members. Such written notice shall include any information required by the relevant provisions of this Agreement or by Law. A Member shall be deemed, for all purposes under this Agreement, to have Consented to or approved a particular matter submitted in writing for the approval by such Member if (a) the written notice requesting approval by such Member of such matter prominently discloses that such Member shall be deemed to Consent to or approve such matter if it fails to object to such matter within a reasonable period, but in any case not less than ten Business Days, after such Member’s receipt of written notice, and (b) such Member fails to object to such matter within such reasonable period.

ARTICLE XIV
RECORDS AND ACCOUNTING; FISCAL AFFAIRS

14.1    Records and Accounting.

(a)    Proper and complete records and books of account of the business of the Company, including a list of the names, addresses and Units of all Members, shall be maintained at the Company’s principal place of business until six years following the termination of the Company.

(b)    The books and records of the Company shall be maintained in accordance with generally accepted accounting principles.

14.2    Reports to Members and Former Members. The Company shall prepare and mail (or otherwise make available), or cause its independent accountants to prepare and mail, to each Member and, to the extent necessary, to each former Member (or its legal representatives), an IRS Form K-1 (and any applicable equivalent state and local tax form) setting forth in sufficient detail such information as shall enable such Member or former Member (or such Member’s legal representatives) to prepare its U.S. federal income tax returns in accordance with the Laws, rules and regulations then prevailing, (i) in draft form on or before March 15 of each year for the preceding year; and (ii) in final form thereafter, to be made available no later than September 15th.

14.3    Member Information. Upon the reasonable request of the Managing Member, each Member agrees to provide the Company with such non-confidential information concerning the Member and its business so that the Company can comply, or determine its compliance, with any Laws or regulations applicable to it . Notwithstanding anything in this Article XIV to the contrary, a Member shall have access to books and records of the Company during normal business hours and the right to receive copies of Company documents at such Member’s expense only for a purpose reasonably related to the Member’s interest as a Member of the Company.

ARTICLE XV
REPRESENTATIONS AND WARRANTIES

15.1    Representations and Warranties of the Company. The Company hereby represents and warrants to, and agrees with, each of the Members that, as of the date hereof:

(a)    the Company is an Oregon limited liability company, duly organized and validly existing under the Laws of the jurisdiction of its formation with all requisite power and authority to carry on its business as currently conducted in all material respects. The Company is duly qualified to do business and in good standing as a foreign entity in the jurisdictions where the nature of the property owned or leased by it, or the nature of the business conducted by it, makes such qualification necessary, in all material respects. True and complete copies of the Articles of Organization and limited liability company agreement of the Company, each as amended to date, have heretofore been made available to the Members;

(b)    the Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery, and performance by the Company of this Agreement have been duly authorized by all necessary action;

(c)    this Agreement has been duly and validly executed and delivered by the Company and constitutes the binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar Laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity;

(d)    the Units have been duly authorized by the Company and, when delivered, will have been duly authorized, validly issued, fully paid and nonassessable. Following the consummation of the transactions contemplated by this Agreement and except as set forth herein and in the Articles of Organization, each Member will acquire the Units free and clear of any preemptive rights, restrictions on Transfer, liens, encumbrances, claims or demands, other than liens or encumbrances created by such Member and any such restrictions under applicable federal and state securities Laws. The Common Units are the only class or series of membership interests of the Company. As of immediately following the consummation of the transactions contemplated by this Agreement, (i) all of the outstanding membership interests of the Company are set forth on Schedule A. Except for this Agreement, there are no outstanding warrants, options, subscriptions, convertible or exchangeable securities or other agreements, rights or forms of profit participation pursuant to which the Company is obligated to issue or sell any Units, other equity interests or other Units of the Company. Except for this Agreement, there are no contracts relating to the issuance, sale, repurchase, or Transfer of any Units by the Company;

(e)    the execution, delivery, and performance by the Company of this Agreement, including the issue and sale of the Units, will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Law to which the Company is subject, (ii) violate any order, judgment, or decree applicable to the Company or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which the Company is a party or any term or condition of its Articles of Organization, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Company’s ability to satisfy its obligations hereunder;

(f)    no consent, approval, permit, license, order or authorization of, filing with, or notice or other action to, with or by any Governmental Authority or any other Person, is necessary, on the part of the Company to perform its obligations hereunder or to authorize the execution, delivery and performance by the Company of its obligations hereunder, except where such consent, approval, permit, license, order, authorization, filing or notice would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Company’s ability to satisfy its obligations hereunder or under any agreement or other instrument to which the Company is a party; and

(g)    the Company is not, and upon consummation of the issuance and sale of the Units will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” of, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

15.2    Representations and Warranties of each Member. Each Member (severally and not jointly, as to itself) hereby represents and warrants to, and agrees with, the Company and the other Members that, as of the date hereof:

(a)    such Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery, and performance by such Member of this Agreement have been duly authorized by all necessary action;

(b)    this Agreement has been duly and validly executed and delivered by such Member and constitutes the binding obligation of such Member enforceable against such Member in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar Laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity;

(c)    the execution, delivery, and performance by such Member of this Agreement will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Law, rule or regulation to which such Member is subject, (ii) violate any order, judgment, or decree applicable to such Member or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which such Member is a party or any term or condition of its articles of incorporation or bylaws, certificate of limited partnership or partnership agreement, or articles of organization or limited liability company agreement, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Member’s ability to satisfy its obligations hereunder;

(d)    no consent, approval, permit, license, order or authorization of, filing with, or notice or other action to, with or by any Governmental Authority or any other Person, is necessary, on the part of such Member to perform its obligations hereunder or to authorize the execution, delivery and performance by such Member of its obligations hereunder, except where such consent, approval, permit, license, order, authorization, filing or notice would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Member’s ability to satisfy its obligations hereunder or under any agreement or other instrument to which such Member is a party;

(e)    such Member is an “accredited investor” as that term is defined in the Securities Act and rules and regulations promulgated pursuant thereto;

(f)    such Member is acquiring the Units for investment and not with a view toward any resale or distribution thereof except in compliance with the Securities Act; such Member acknowledges that the Units have not been registered pursuant to the Securities Act and may not be transferred in the absence of such registration or an exemption therefrom under the Securities Act; and such Member has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks of its investment in the Units and is capable of bearing the economic risks of the transactions contemplated by this Agreement; and

(g)    such Member is an informed and sophisticated participant in the transactions contemplated hereby and has undertaken such investigation, and has been provided with and has evaluated such documents and information, as it has deemed necessary in connection with the execution, delivery and performance of this Agreement and the investment in the Company; such Member acknowledges that it is relying on its own investigation and analysis in entering into the transactions contemplated hereby and has consulted its own legal, tax, financial and accounting advisors to determine the merits and risks thereof; and the Member has not relied on any due diligence investigation of any other Member or its advisors and their respective Affiliates, or on any oral or written materials prepared or presented by any other Member or its advisors, including any projections, forecasts, return on investment or other future cash flow illustrations prepared by any such Member or its advisors or their respective Affiliates.

ARTICLE XVI
GENERAL PROVISIONS

16.1    Other Business. The Members and any person or entity affiliated with the Members may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

16.2    Notices. All notices, requests or approvals that any party hereto is required or desires to give to any Member or to the Company shall be in writing signed by or on behalf of the party giving the same and shall be deemed to be duly given if personally delivered, sent via facsimile or electronic mail and confirmed, or mailed by certified mail, return receipt requested, or sent by nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties):

(a)    if given to the Company, to:

Digimarc LLC
8500 SW Creekside Place
Beaverton, Oregon 97301
Attn: George Karamanos
Email:

with a copy (which shall not constitute notice) to:

Perkins Coie LLP
1120 NW Couch Street
Portland, Oregon 97209
Attn: John R. Thomas

Email: jrthomas@perkinscoie.com

(b)    if given to any Member, to the person and at the address (and, if applicable, fax number or electronic mail address) set forth under or opposite its name on Schedule A, or at such other address (and, if applicable, fax number or electronic mail address) as such Member may hereafter designate by written notice to the Company.

(c)    All such notices shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by confirmed facsimile or electronic mail, (ii) on the delivery date if delivered personally to the party to whom the same is directed, (iii) one Business Day after deposit with a commercial overnight carrier, with written verification of receipt or (iv) five Business Days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available addressed to the receiving party as specified on the signature page of this Agreement. Changes of the person to receive notices or the place of notification shall be effectuated pursuant to a notice given under this Section 16.2.

16.3    Governing Law; Jurisdiction; Waiver of Jury Trial; Severability.

(a)    This Agreement shall be governed by and construed in accordance with the Laws of the State of Oregon, without giving effect to any choice or conflict of Laws, provisions or rules that would cause the application of Laws of any jurisdiction other than the State of Oregon. Each party to this Agreement hereby consents to the exclusive jurisdiction of the state and federal courts in the State of Oregon and irrevocably agrees that all actions or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby (whether such actions or proceedings are based in statute, tort, contract or otherwise), shall be litigated in such court. Each party hereto (i) consents to submit itself to the personal jurisdiction of such court for such actions or proceedings, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any such action or proceeding in any court other than such court. Each party hereto accepts for itself and in connection with its properties, generally and unconditionally, the exclusive and irrevocable jurisdiction and venue of the aforesaid court and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any non- appealable judgment rendered thereby in connection with such actions or proceedings. A copy of any service of process served upon the parties hereto shall be mailed by registered mail to the respective party except that, unless otherwise provided by applicable Law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by a party hereto refuses to accept service, each party hereto agrees that service upon the appropriate party by registered mail shall constitute sufficient service. Nothing herein shall affect the right of a party hereto to serve process in any other manner permitted by law. Each party acknowledges that any controversy which may arise under this agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably waives any right it may have to a trial by jury in respect of any action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (III) IT MAKES SUCH WAIVER VOLUNTARILY; AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.3.

(b)    If it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under the Act or other applicable Law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable Law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable terms or provisions. If it shall be determined by a court of competent jurisdiction that any provision relating to the distributions and allocations of the Company or to any expenses payable by the Company is invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable Law.

16.4    Entire Agreement; Binding Effect. This Agreement sets forth the entire understanding of the parties hereto. This Agreement shall be binding upon, and inure to the benefit of, the Members.

16.5    Successors, Assigns and Transferees. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns; and by their signatures hereto, each party intends to and does hereby become bound. Any assignment of rights or obligations in violation of this Section 16.5 shall be null and void. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained other than the parties hereto and their respective permitted successors and assigns, all of whom are intended to be third party beneficiaries thereof.

16.6    Waiver. Failure or delay by any party hereto to enforce any covenant, duty, agreement, term or condition of this Agreement, or to exercise any right hereunder, shall not be construed as thereafter waiving such covenant, duty, term, condition or right. The waiver by any party or parties hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

16.7    Additional Documents. Each Member agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

16.8    No Third-Party Beneficiary. This Agreement is made solely for the benefit of the Members and no other Persons shall have any rights, interest, or claims hereunder or otherwise be entitled to any benefits under or on accounts of this Agreement as a third-party beneficiary otherwise.

16.9    Waiver of Partition. Except as may otherwise be required by law in connection with the winding up, liquidation and dissolution of the Company, each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Company’s property.

16.10    Limited Liability Company. The Members intend to form a limited liability company and do not intend to form a partnership under the Laws of the State of Oregon or any other Laws.

16.11    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute but one instrument.

16.12    Headings. The headings used in this Agreement are inserted for reference purposes only and shall not be deemed to limit or affect in any way the meaning or interpretation of any of the terms or provisions herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amended and Restated Limited Liability Company Operating Agreement of Digimarc LLC as of the date first set forth above.

DIGIMARC LLC By: / s/______________ Name: Title: COMMON MEMBERS: DIGIMARC CORPORATION By: / s/ _______________ Name: Title: LTIP HOLDER By: / s/ ________________ Name: Title:

SCHEDULE A [TO BE UPDATED]

Members

Members	Cash Contribution	Agreed Value of Capital Contribution	Common Units	Percentage Interest of Common Units	Agreed Value of Capital Contribution	LTIP Units	Percentage Interest of LTIP Units	Percentage Interest of Common Units and LTIP Units
DIGIMARC CORPORATION	––	$___________	__________	____%	0	0	0%	_____%
RILEY MCCORMACK	$50,000	$50,000	-	_____%	―	_____	100%	______%
TOTALS	$50,000	$_____	____	100%	0	_____	100%	100%

Schedule A

EXHIBIT A

DEFINITIONS

For purposes of this Agreement, unless the context otherwise requires:

“Act” means the Oregon Limited Liability Company Act, ORS Chapter 63, as amended from time to time.

“Additional Securities” means any: (1) shares representing limited liability company interests of DMRC now or hereafter authorized or reclassified that have dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the DMRC Shares (“Preferred Shares”), (2) DMRC Shares, (3) shares of DMRC now or hereafter authorized or reclassified that have distribution rights, or rights upon liquidation, winding up and dissolution, that are junior in rank to the DMRC Shares (“Junior Shares”) and (4) (i) rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase or otherwise acquire DMRC Shares, Preferred Shares or Junior Shares, or (ii) indebtedness issued by DMRC that provides any of the rights described in clause (4)(i) of this definition (any such securities referred to in clause (4)(i) or (ii) of this definition, “New Securities”).

“Adjustment Events” has the meaning set forth in Section 4.4(a)(i) hereof.

“Administrative Expenses” means (i) all administrative and operating costs and expenses incurred by the Company, (ii) administrative costs and expenses of the Managing Member, including, without limitation, any salaries or other payments to directors, trustees, officers or employees of the Managing Member, and any accounting and legal expenses of the Managing Member, which expenses, the Members hereby agree, are expenses of the Company and not the Managing Member, and (iii) to the extent not included in clauses (i) or (ii) above, DMRC Expenses; provided, that Administrative Expenses shall not include any administrative costs and expenses incurred by the Managing Member that are attributable to Assets or interests in a Subsidiary that are owned by the Managing Member other than through its ownership interest in the Company.

“Affiliate” shall mean, as to any specified Person, (i) any Person who is an “affiliate” as that term is defined in Rule 12b‑2 of the general rules and regulations under the Exchange Act, (ii) any executive officer, director, trustee, managing member or Managing Member of such Person and (iii) any legal entity for which such Person acts as an executive officer, director, trustee, manager, managing member or Managing Member.

“Agreed Value” means the fair market value of a Member’s non-cash Capital Contribution as of the date of contribution as agreed to by such Member and the Managing Member. The names and addresses of the Members, number of Units issued to each Member, and the Agreed Value of non-cash Capital Contributions as of the date of contribution is set forth on Schedule A, as it may be amended or restated from time to time.

“Agreement” shall mean this Amended and Restated Limited Liability Company Operating Agreement (including the schedules and exhibits attached hereto) as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

Exhibit A-1

“Articles of Organization” shall have the meaning set forth in Section 1.2.

“Asset” means any asset or other investment in which the Company, directly or indirectly, holds an ownership interest.

“Award Agreement” shall have the meaning set forth in Section 5.2(a).

“Board of Directors” shall mean the Board of Directors of DMRC.

“Business Day” shall mean any day except a Saturday, Sunday or day on which banking institutions in New York, New York are not required to be open.

“Capital Account” shall have the meaning set forth in Section 4.4.

“Capital Account Limitation” has the meaning set forth in Section 4.5(b) hereof.

“Capital Contribution” means the total amount of cash, cash equivalents and the Agreed Value of any Asset or other asset contributed or agreed to be contributed, as the context requires, to the Company by each Member pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Member shall include the Capital Contribution made by a predecessor holder of the Membership Interest of such Member.

“Cash Amount” means an amount of cash per Common Unit equal to the Value of the DMRC Shares Amount on the Specified Redemption Date divided by the number of Common Units tendered for redemption.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor U.S. federal income tax code.

“Common Member” shall mean each Person identified on Schedule A as a holder of a Common Unit or any successor or assignee who becomes a substitute Common Member in accordance with the terms of this Agreement, and any Person admitted as an additional Common Member in accordance with the terms of this Agreement.

“Common Unit” shall mean a Unit which has been designated as a Common Unit of the Company.

“Common Unit Distribution” has the meaning set forth in Section 4.4(a)(ii) hereof.

“Common Unit Economic Balance” has the meaning set forth in Section 5.1(g) hereof.

“Common Unit Transaction” has the meaning set forth in Section 4.5(f) hereof.

“Company” shall mean Digimarc LLC, the Oregon limited liability company governed hereby.

“Company Loan” means a loan from the Company to the Member on the day the Company pays over the excess of the Withheld Amount over the Distributable Amount to a taxing authority.

Exhibit A-2

“Company Minimum Gain” shall have the meaning set forth in Regulations Section 1.704‑2(d). In accordance with Regulations Section 1.704‑2(d), the amount of Company Minimum Gain is determined by first computing, for each nonrecourse liability of the Company, any gain the Company would realize if it disposed of the property subject to that liability for no consideration, other than full satisfaction of the liability, and then aggregating the separately computed gains. A Member’s share of Company Minimum Gain shall be determined in accordance with Regulations Section 1.704- 2(g)(1).

“Company Record Date” means the record date established by the Managing Member for the distribution of cash pursuant to Section 5.3 hereof, which record date shall be the same as the record date established by DMRC for a distribution to its shareholders of some or all of its portion of such distribution.

“Consent” shall have the meaning set forth in Section 13.2.

“Constituent Person” has the meaning set forth in Section 4.5(f) hereof.

“Conversion Date” has the meaning set forth in Section 4.5(b) hereof.

“Conversion Factor” means a factor of 1.0, as adjusted as provided in this definition. The Conversion Factor will be adjusted in the event that DMRC (i) declares or pays a dividend on outstanding DMRC Shares in DMRC Shares or makes a distribution to all holders of outstanding DMRC Shares in DMRC Shares, (ii) subdivides outstanding DMRC Shares or (iii) combines outstanding DMRC Shares into a smaller number of DMRC Shares. In each of such events, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of DMRC Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of DMRC Shares (determined without the above assumption) issued and outstanding on such record date and; provided, that in the event that an entity other than an Affiliate of DMRC shall become Managing Member pursuant to any merger, consolidation or combination of DMRC with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one DMRC Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. If, however, the Managing Member receives a Notice of Redemption after the record date, if any, but prior to the effective date of such event, the Conversion Factor shall be determined as if the Managing Member had received the Notice of Redemption immediately prior to the record date for event. Notwithstanding the foregoing, no adjustment shall be made to the Conversion Factor if the number of outstanding Common Units is otherwise adjusted in the same manner and at the same time as the adjustment to the number of outstanding DMRC Shares.

“Conversion Notice” has the meaning set forth in Section 4.5(b) hereof.

“Conversion Right” has the meaning set forth in Section 4.5(a) hereof.

Exhibit A-3

“Cumulative Assumed Tax Liability” means, with respect to any Member as of any Fiscal Year, the product of (a) the U.S. federal taxable income allocated by the Company to such Member in such Fiscal Year and all prior Fiscal Years, less the U.S. federal taxable loss allocated by the Company to such Member in such Fiscal Year and all prior Fiscal Years (taking into account for purposes of clause (a) any applicable limitations on the deductibility of capital losses or state and local income taxes, including, without limitation, the impact of PTET as it relates to any Member’s ability to deduct state and local income taxes, for U.S. federal income tax purposes and disregarding the effect of any deduction under Section 199A of the Code); multiplied by (b) the highest applicable U.S. federal, state and local income tax rate (including any tax rate imposed on “net investment income” by Code Section 1411) applicable to an individual resident in Chevy Chase, Maryland with respect to the character of U.S. federal taxable income or loss allocated by the Company to such Member (e.g., capital gains or losses, dividends, ordinary income, etc.) during each applicable Fiscal Year.

“Distributable Amount” shall have the meaning set forth in Section 5.3(b).

“DMRC” shall have the meaning set forth in the Recitals.

“DMRC Charter” means Articles of Incorporation of Digimarc Corporation dated as of April 29, 2010, as amended on September 28, 2020.

“DMRC Contribution” shall have the meaning set forth in the Recitals.

“DMRC Expenses” means (i) costs and expenses relating to the formation and continuity of existence and operation of DMRC and any Subsidiaries (other than Subsidiaries taxed as corporations for federal income tax purposes) thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of DMRC), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any trustee, director, officer or employee of DMRC, (ii) costs and expenses relating to any public offering and registration, or private offering, of securities by DMRC, and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by DMRC, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by DMRC under federal, state or local Laws or regulations, including filings with the Securities and Exchange Commission, (v) costs and expenses associated with compliance by DMRC with Laws, rules and regulations promulgated by any regulatory body, including the Securities and Exchange Commission and any securities exchange, (vi) costs and expenses associated with any health, dental, vision, disability, life insurance, 401(k) plan, incentive plan, bonus plan or other plan providing for compensation or benefits for the trustees, directors, officers or employees of DMRC or any of its Subsidiaries, (vii) costs and expenses incurred by DMRC relating to any issuance or redemption of Membership Interests and (viii) all other operating, administrative, financing or other costs of DMRC incurred pursuant to the Management Agreement or incurred in the ordinary course of its business on behalf of itself or on behalf of or related to the Company.

Exhibit A-4

“DMRC Shares” means common shares representing limited liability company interests, no par value per share, of DMRC (or Successor Entity, as the case may be).

“DMRC Shares Amount” means the number of DMRC Shares equal to the product of (X) the number of Common Units offered for redemption by a Redeeming Member, multiplied by (Y) the Conversion Factor as adjusted to and including the Specified Redemption Date; provided that in the event DMRC issues to all holders of DMRC Shares rights, options, warrants or convertible or exchangeable securities entitling the holders of DMRC Shares to subscribe for or purchase or otherwise acquire additional DMRC Shares, or any other securities or property (collectively, the “Rights”), and such Rights have not expired at the Specified Redemption Date, then the DMRC Shares Amount shall also include such Rights issuable to a holder of the DMRC Shares Amount on the record date fixed for purposes of determining the holders of DMRC Shares entitled to Rights.

“Economic Capital Account Balances” has the meaning set forth in Section 5.1(g) hereof.

“Event of Bankruptcy” as to any Person means (i) the filing of a petition for relief as to such Person as debtor or bankrupt under the U.S. Bankruptcy Code of 1978, as amended, or similar provision of Law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); (ii) the insolvency or bankruptcy of such Person as finally determined by a court proceeding; (iii) the filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; or (iv) the commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation Law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

“Event of Dissolution” shall have the meaning set forth in Section 7.1.

“Forced Conversion” has the meaning set forth in Section 4.5(c) hereof.

“Forced Conversion Notice” has the meaning set forth in Section 4.5(c) hereof.

“Fiscal Year” shall have the meaning set forth in Section 1.10.

”Governmental Authority” means: (i) any nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) the United States and other federal, state, local, municipal, foreign or other government or (iii) any governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“Incentive Plan” means, collectively, DMRC’s 2008 Incentive Plan and 2018 Incentvie Plan and any successor plans thereto, each as may be amended from time to time.

Exhibit A-5

“Independent Directors” means a director of DMRC who meets the independence requirements of the The NASDAQ Stock Market LLC as set forth from time to time. If at any time there are no Independent Directors, references herein to “Independent Directors” shall be deemed to refer to all directors of DMRC.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as (A) the Managing Member, (B) a director, officer or employee of the Managing Member or any Subsidiary thereof, or (C) the Manager or its Affiliates performing services for the Company and (ii) such other Persons (including Affiliates of the Managing Member or the Company) as the Managing Member may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Junior Shares” has the meaning set forth in the definition of “Additional Securities.”

“Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority.

“Loss” has the meaning set forth in Section 5.1(h) hereof.

“Liquidating Gains” has the meaning set forth in Section 5.1(g) hereof.

“LTIP Unit” means a Unit which is designated as an LTIP Unit and which has the rights, preferences and other privileges designated in Section 4.4 hereof and elsewhere in this Agreement in respect of holders of LTIP Units, including both vested LTIP Units and Unvested LTIP Units. The allocation of LTIP Units among the Members shall be set forth on Exhibit A as it may be amended or restated from time to time.

“LTIP Unitholder” means a Member that holds LTIP Units.

“Majority in Interest” means Members (excluding, for the avoidance of doubt, LTIP Unitholders) holding more than 50% of the Percentage Interests of the Members.

“Managing Member” shall mean DMRC and/or any successor or additional managing member, each in its capacity as a managing member of the Company.

“Managing Member Capital Account Balance Per Common Unit” means the Capital Account balance of the Managing Member with respect to its Common Units divided by the number of Common Units held by the Managing Member.

“Member Nonrecourse Debt Minimum Gain” shall have the meaning set forth in Regulations Section 1.704-2(i). A Member’s share of Member Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

“Members” shall mean the Managing Member, the Common Members and any new members admitted from time to time upon approval of the Managing Member.

Exhibit A-6

“Membership Interest” means a limited liability company interest of the Company held by a Member at any particular time representing a fractional part of the limited liability company interests of the Company of all Members, and includes any and all benefits to which the holder of such a Membership Interest may be entitled as provided in this Agreement and in the Act, together with the obligations of such Member to comply with all the provisions of this Agreement and of the Act. Membership Interests may be expressed as a number of Common Units or other Units.

“Member Nonrecourse Debt Minimum Gain” has the meaning set forth in Regulations Section 2(i). A Member’s share of Member Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704‑2(i)(5).

“New Securities” has the meaning set forth in the definition of “Additional Securities.”

“Notice of Redemption” means the Notice of Redemption substantially in the form attached as Exhibit B hereto.

“Offer” shall have the meaning set forth in Section 10.3.

“Partnership Representative” has the meaning set forth in Section 6.2 hereof.

“Percentage Interest” of a Member shall mean the percentage interest of such Member in the Common Units and LTIP Units treating LTIP Units (including Performance LTIP Units), in accordance with Section 4.4(a), as Common Units for this purpose, except as provided in Section 4.6(b)(iv) hereof.

“Performance LTIP Unitholder” means a Member who holds Performance LTIP Units issued pursuant to one or more Vesting Agreements.

“Performance LTIP Unitholder Percentage Interest” shall have the meaning set forth in Section 4.6(b)(iv) hereof.

“Performance LTIP Units” means a Unit designated as a Performance LTIP Unit pursuant to Section 4.6 hereof.

“Performance LTIP Units Sharing Percentage” means ten percent (10%).

“Person” shall mean an individual, partnership, corporation, trust, limited liability company, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

“Preferred Shares” has the meaning set forth in the definition of “Additional Securities.”

“Profit” has the meaning set forth in Section 5.1(h) hereof.

“PTET” means an entity-level tax imposed by any jurisdiction on an entity treated as a passthrough entity for U.S. federal income tax purposes in lieu of a tax on one or more of such entity’s partners, members or owners.

Exhibit A-7

“PTET Election” means, with respect to a given jurisdiction, an election for the Company to be subject to a PTET as described in Notice 2020-75 and any regulations promulgated thereunder. For the avoidance of doubt, a PTET Election excludes any election made under Regulations Section 301.7701-3

“Redeeming Member” has the meaning set forth in Section 11.1(a) hereof.

“Redemption Amount” means either the Cash Amount or the DMRC Shares Amount.

“Redemption Right” has the meaning set forth in Section 11.1(a) hereof.

“Regulations” shall mean the Treasury regulations promulgated under the Code.

“Rights” has the meaning set forth in the definition of “DMRC Shares Amount.”

“Safe Harbor” shall have the meaning set forth in Section 6.3(b).

“Safe Harbor Election” shall have the meaning set forth in Section 6.3(b).

“Safe Harbor Interests” shall have the meaning set forth in Section 6.3(b).

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“Series A Preferred Unit” means a Preferred Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in Exhibit F hereto. It is the intention of the Managing Member that each Series A Preferred Unit shall be substantially the economic equivalent of one Series A Preferred Share.

“Series A Preferred Share” means a share of Series A Redeemable Nonvoting Preferred Stock of DMRC.

“Specified Redemption Date” means the first business day of the month that is at least 60 calendar days after the receipt by the Managing Member of a Notice of Redemption.

”Subsidiary” means with respect to any Person, (i) any corporation or other entity a majority of the Capital Stock of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by such initial Person or (ii) a partnership in which such initial Person or any direct or indirect Subsidiary of such initial Person is a Managing Member.

“Subsidiary Partnership” means any partnership or limited liability company in which the Managing Member, the Company, or a wholly owned Subsidiary of the Managing Member or the Company owns a partnership or limited liability company interest.

“Substitute Member” means any Person admitted to the Company as a Member pursuant to Section 10.4 hereof.

“Successor Entity” has the meaning set forth in the definition of “Conversion Factor.”

Exhibit A-8

“Survivor” shall have the meaning set forth in Section 10.3.

“Target Balance” has the meaning set forth in Section 5.1(g) hereof.

“Tax Distribution” means, with respect to any Member for any Fiscal Year, the excess, if any, of (a) the Cumulative Assumed Tax Liability of such Member as of such Fiscal Year, over (b) the amount of distributions made to such Member pursuant to Section 5.3(a) and 5.3(f) during such Fiscal Year and all prior Fiscal Years, plus the amount of distributions made to such Member pursuant to Section 5.3(e) with respect to all prior Fiscal Years.

“Tax Distribution Date” means, with respect to each Fiscal Year, the first April 15 following the end of such Fiscal Year.

“Trading Day” means a day on which the principal national securities exchange on which a security is listed or admitted to trading is open for the transaction of business or, if a security is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by Law or executive order to close.

“Transaction” shall have the meaning set forth in Section 10.3.

“Transfer” shall mean any sale, exchange, transfer (including any mortgage, hypothecation or pledge), assignment, distribution or other disposition, direct or indirect, whether voluntarily or by operation of Law or at judicial sale or otherwise.

“Unit” shall mean a fractional, undivided share of the Membership Interests of all Members issued hereunder, and includes Common Units, Series A Preferred Units, LTIP Units, Performance LTIP Units and any other class or series of Units that may be established after the date hereof in accordance with the terms hereof. The number of Units outstanding and the Percentage Interests represented by such Units are set forth on Schedule A hereto, as it may be amended or restated from time to time.

“Unit Designation” shall have the meaning set forth in Section 4.2(a).

“Unvested LTIP Units” has the meaning set forth in Section 4.4(c) hereof.

“Value” means, with respect to any security, the average of the daily market prices of such security for the ten consecutive Trading Days immediately preceding the date of such valuation. The market price for each such Trading Day shall be: (i) if the security is listed or admitted to trading on the New York Stock Exchange or any other national securities exchange, the last reported sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (ii) if the security is not listed or admitted to trading on the New York Stock Exchange or any other national securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Managing Member, or (iii) if the security is not listed or admitted to trading on the New York Stock Exchange or any national securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Managing Member, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question, the value of the security shall be determined by the Board of Directors acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the security includes any additional rights (including any Rights), then the value of such rights shall be determined by the Board of Directors acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

Exhibit A-9

“Vested LTIP Units” has the meaning set forth in Section 4.4(c) hereof.

“Vested Performance LTIP Units” means Performance LTIP Units that have satisfied or are deemed to have satisfied the applicable performance-vesting conditions under the terms of the applicable Vesting Agreement

“Vesting Agreement” means each or any, as the context implies, agreement or instrument, other than this Agreement, entered into by an LTIP Unitholder upon acceptance of an award of LTIP Units (including Performance LTIP Units) under an Incentive Plan.

“Withheld Amount” means any amount required to be withheld by the Company to pay over to any taxing authority as a result of any allocation or distribution of income to a Member.

Exhibit A-10

EXHIBIT B

NOTICE OF REDEMPTION

In accordance with Section 11.1 of the Amended and Restated Limited Liability Company Operating Agreement (the “Agreement”) of Digimarc LLC, the undersigned hereby irrevocably (i) presents for redemption                   Common Units in Digimarc LLC in accordance with the terms of the Agreement and the Redemption Right referred to in Section 11.1 thereof, (ii) surrenders such Common Units and all right, title and interest therein and (iii) directs that the Cash Amount or DMRC Shares Amount (as defined in the Agreement) as determined by the Managing Member deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if DMRC Shares (as defined in the Agreement) are to be delivered, such DMRC Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants and certifies that the undersigned (a) has title to such Common Units, free and clear of the rights and interests of any person or entity other than the Company or the Managing Member; (b) has the full right, power and authority to cause the redemption of the Common Units as provided herein; and (c) has obtained the approval of all persons or entities, if any, having the right to consent to or approve the Common Units for redemption.

Dated:                         ,

Name of Member:

(Signature of Member or Authorized Representative)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If DMRC Shares are to be issued, issue to:

Please insert social security or identifying number:

NAME:

Exhibit B-1

EXHIBIT C-1

CERTIFICATION OF NON-FOREIGN STATUS
(FOR REDEEMING MEMBERS THAT ARE ENTITIES)

Under Sections 1445(e) and 1446(f) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (A) (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in Section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, or (B) for which any portion of the gain on disposition of such partnership interest would be treated as effectively connected with the conduct of a trade or business within the United States under Section 864(c)(8) of the Code, the transferee will be required to withhold a portion of the amount realized by the non-U.S. person upon the disposition. To inform DMRC (the “Managing Member”) and Digimarc LLC(the “Company”) that no withholding is required with respect to the redemption by                  (“Member”) of its Common Units in the Company, the undersigned hereby certifies the following on behalf of Member:

1.	Member is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Code and the Treasury regulations thereunder.

2.	Member is not a disregarded entity as defined in Treasury Regulation Section 1.1445‑2(b)(2)(iii).

3.	The U.S. employer identification number of Member is .

4.	The principal business address of Member is: , and Member’s place of incorporation is .

5.	Member agrees to inform the Managing Member if it becomes a foreign person at any time during the three-year period immediately following the date of this notice.

6.

Member understands that this certification may be disclosed to the Internal Revenue Service by the Managing Member and that any false statement contained herein could be punished by fine, imprisonment, or both.

MEMBER:

By:
Name:
Title:

Exhibit C-1-1

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Member.

Date:
Name: Title:

Exhibit C-1-2

EXHIBIT C-2

CERTIFICATION OF NON-FOREIGN STATUS
(FOR REDEEMING MEMBERS THAT ARE INDIVIDUALS)

Under Sections 1445(e) and 1446(f) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (A) (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in Section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, or (B) for which any portion of the gain on disposition of such partnership interest would be treated as effectively connected with the conduct of a trade or business within the United States under Section 864(c)(8) of the Code, the transferee will be required to withhold a portion of the amount realized by the non-U.S. person upon the disposition.. To inform DMRC (the “Managing Member”) and Digimarc LLC (the “Company”) that no withholding is required with respect to my redemption of my Common Units in the Company, I,                               , hereby certify the following:

1.	I am not a nonresident alien for purposes of U.S. income taxation.

2.	My U.S. taxpayer identification number (social security number) is .

3.	My home address is: .

4.	I agree to inform the Managing Member promptly if I become a nonresident alien at any time during the three-year period immediately following the date of this notice.

5.

I understand that this certification may be disclosed to the Internal Revenue Service by the Managing Member and that any false statement contained herein could be punished by fine, imprisonment, or both.

Name:

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete.

Date

Name: Title:

Exhibit C-2

EXHIBIT D

NOTICE OF ELECTION BY MEMBER TO CONVERT
LTIP UNITS INTO COMMON UNITS

The undersigned holder of LTIP Units hereby irrevocably: (i) elects to convert the number of LTIP Units in Digimarc LLC (the “Company”) set forth below into Common Units in accordance with the terms of the Amended and Restated Limited Liability Agreement of the Company, as amended and (ii) directs that any cash in lieu of Common Units that may be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants and certifies that the undersigned: (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Company or the Managing Member; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent to or approval of all persons or entities, if any, having the right to consent to or approve such conversion.

Name of Holder:

(Please Print: Exact Name as Registered with Company)

Number of LTIP Units to be Converted:

Date of this Notice:

(Signature of Holder: Sign Exact Name as Registered with Company)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

Exhibit D-1

EXHIBIT E: COMPANY NOTICE OF LTIP CONVERSION ELECTION

Digimarc LLC (the “Company”) hereby irrevocably elects to cause the number of LTIP Units held by the holder of LTIP Units set forth below to be converted into Common Units in accordance with the terms of the Amended and Restated Limited Liability Agreement of the Company, as amended.

Name of Holder:

(Please Print: Exact Name as Registered with Company)

Number of LTIP Units to be Converted:

Date of this Notice:

Exhibit E-1

EXHIBIT F: SERIES A PREFERRED UNIT DESIGNATION

A.    Number. As of the close of business on the date this Agreement was adopted, the total number of Series A Preferred Units issued and outstanding will be 10,000. The Managing Member may issue additional Series A Preferred Units from time to time in accordance with the terms of the Agreement, and in connection with any such additional issuance the Managing Member shall revise Schedule A to the Agreement to reflect the total number of Series A Preferred Units then issued and outstanding.

B.    Distributions. No distributions shall be declared or paid on the Series A Preferred Units.

C.    Stated Value. The term “Stated Value” when used in reference to the Series A Preferred Units shall mean $5.00 per Unit.

D.    Liquidation Preference.

(i)    In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company shall be made to or set apart for the holders of Junior Units, DMRC, in its capacity as the holder of the Series A Preferred Units, shall be entitled to receive the Stated Value per Unit.. If, upon any such liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable to DMRC, in its capacity as the holder of Series A Preferred Units, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Preferred Units, then such assets, or the proceeds thereof, shall be distributed among DMRC, in its capacity as the holder of such Series A Preferred Units, and the holders of any such other Units ranking on parity with the Series A Preferred Units (“Parity Preferred Units”) ratably in accordance with the respective amounts that would be payable on such Series A Preferred Units and any such other Parity Preferred Units if all amounts payable thereon were paid in full. For the purposes of this Section D, (x) a consolidation or merger of the Company or DMRC with one or more entities, (y) a statutory share exchange by the Company or DMRC and (z) a sale or transfer of all or substantially all of the Company’s or DMRC’s assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company or DMRC.

(ii)    Subject to the rights of the holders of Units of any series or class or classes of shares ranking on a parity with or prior to the Series A Preferred Units upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to DMRC, in its capacity as the holder of the Series A Preferred Units, as provided in this Section D, any series or class or classes of Units ranking junior to the Series A Preferred Units shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and DMRC, in its capacity as the holder of the Series A Preferred Units, shall not be entitled to share therein.

Exhibit F-1

E.    Redemption of the Series A Preferred Units.

(i)    The Series A Preferred Units shall be redeemed by the Company, in whole or in part, at the option of DRMC, in its capacity as the holder of the Series A Preferred Units, at any time that DMRC may redeem the Series A Preferred Shares, provided that CLNS shall redeem an equivalent number of Series A Preferred Shares. Such redemption of Series A Company Preferred Units shall occur substantially concurrently with the redemption by DMRC of such Series A Preferred Share (the “Series A Redemption Date”).

(ii)    Upon redemption of Series A Preferred Units on the Series A Redemption Date, each Series A Preferred Unit so redeemed shall be converted into the right to receive the Stated Value per Series A Preferred Unit, plus any accrued and unpaid distributions with respect to the Series A Company Preferred Units to the Series A Redemption Date.

F.    Conversion. The Series A Preferred Units are not convertible into or redeemable or exchangeable for any other property or securities of DMRC or the Company at the option of any holder of Series A Preferred Units.

G.    Voting. Except as required by law, DMRC, in its capacity as the holder of the Series A Preferred Units, shall not be entitled to vote at any meeting of the Members or for any other purpose or otherwise to participate in any action taken by the Company or the Members, or to receive notice of any meeting of the Members.

H.    Other Terms. Except as may otherwise be provided in this Exhibit F or as required by law, the terms of the Series A Preferred Units shall be identical to those of the Common Units.

Exhibit F-2